UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant	☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CARVANA CO.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Stockholders,

We are pleased to invite you to attend the 2026 Annual Meeting of Stockholders of Carvana Co. on Tuesday, May 5, 2026, beginning at 2:30 p.m. PDT. The annual meeting will be conducted virtually via live webcast. You may participate in this year's annual meeting of stockholders at www.virtualshareholdermeeting.com/CVNA2026, where you will be able to listen to the annual meeting live and vote online during the meeting by logging in using the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, proxy card or the voting instruction form received from your bank or broker.

Details regarding how to attend the meeting online and the business to be conducted at the annual meeting are more fully described in the accompanying Notice of 2026 Annual Meeting of Stockholders and Proxy Statement. We will mail a notice containing instructions on how to access the Proxy Statement and our 2025 Annual Report on or about Wednesday, March 25, 2026, to all stockholders entitled to vote at the annual meeting. Stockholders who prefer a paper copy of the proxy materials may request one on or before April 21, 2026, by following the instructions provided in the notice we will send.

Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail following instructions on the notice, proxy card, or voting instruction card. Voting by proxy will ensure your representation at the annual meeting regardless of whether you attend.

Sincerely,

Ernest C. Garcia, III
President, Chief Executive Officer and Chairman

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

The 2026 Annual Meeting of Stockholders (the "Annual Meeting") of Carvana Co. (“Carvana,” the “Company,” or “us”) will be held on Tuesday, May 5, 2026 at 2:30 p.m. PDT and will be conducted virtually via live webcast. You may participate in the Annual Meeting at www.virtualshareholdermeeting.com/CVNA2026. Once you login using your 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or the voting instruction form received from your bank or broker, you will be able to listen to the Annual Meeting live and vote online. We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement (the "Proxy Statement"):

1.to elect director nominees Michael Maroone and Neha Parikh to our Board of Directors as Class III directors, to serve until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified;
2.to consider the approval, by an advisory vote, of the compensation of our named executive officers as disclosed in the accompanying Proxy Statement (“say-on-pay”);
3.to approve the Carvana Co. 2026 Omnibus Incentive Plan;
4.to amend the Company's Amended and Restated Certificate of Incorporation to effect a five-for-one forward stock split of our Class A common stock and Class B common stock and to proportionately increase the number of authorized shares of Class A common stock and Class B common stock;
5.to ratify the appointment of Grant Thornton LLP as Carvana’s independent registered public accounting firm for the year ending December 31, 2026;
6.to consider and act upon one stockholder proposal, as described in this Proxy Statement, if properly presented at the Annual Meeting; and
7.to transact other business as may properly come before the meeting or any adjournment of the meeting.

Our Board of Directors has set March 10, 2026 as the record date (the "Record Date") for this year’s meeting. Only stockholders that owned shares of Carvana Co.’s Class A common stock or Class B common stock at the close of business on the Record Date are entitled to notice of our Annual Meeting and may vote at the Annual Meeting or any adjournment thereof.

On or about March 25, 2026, we expect to mail the Notice to our stockholders, with instructions on how to access the Proxy Statement and our 2025 Annual Report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 5, 2026.

The Proxy Statement and our 2025 Annual Report are available directly at the following website: http://www.proxyvote.com.

By Order of the Board of Directors

Paul Breaux
General Counsel and Secretary

TABLE OF CONTENTS

Commonly Asked Questions and Answers About the Annual Meeting			1
Corporate Governance
Board of Directors	7	Board Meetings and Committees	13
ITEM 1 - ELECTION OF DIRECTORS	8	Board Leadership Structure	15
Director Nominees	8	Risk Oversight	16
Continuing Directors	10	Compensation Committee Interlocks and Insider Participation	17
Independence Status	12	Director Compensation	18
Controlled Company Status	13	Certain Relationships and Related Party Transactions	21
Executive Compensation
Executive Officers	28	Compensation Tables	42
Compensation Discussion and Analysis	30	Summary Compensation Table	42
Performance Highlights	30	Grants of Plan-Based Awards	43
Compensation Program at Carvana	32	Outstanding Equity Awards at 2025 Fiscal Year End	44
Compensation Components	35	Option Exercises and Stock Vested	48
Compensation-Related Policies	40	Potential Payments upon a Change in Control	48
Compensation and Risk	40	Pay versus Performance	48
Tax and Accounting Implications	41	CEO Pay Ratio	53
Compensation and Nominating Committee Report	41	ITEM 2 – SAY-ON-PAY	54
Stock Ownership
Security Ownership of Certain Beneficial Owners and Management			55
Governance and Securities Proposals
ITEM 3 – APPROVAL OF THE CARVANA CO. 2026 OMNIBUS INCENTIVE PLAN	59	ITEM 4 – FIVE-FOR-ONE FORWARD STOCK SPLIT	68
Audit Matters
ITEM 5 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	71	Audit Fees and Services	71
		Audit Committee Report	71
Stockholder Proposal
ITEM 6 - STOCKHOLDER PROPOSAL	73	Board Statement in Opposition of Stockholder Proposal	74
Other Matters
Incorporation by Reference	75	Where to Find Additional Information	75
Availability of SEC Filings, Code of Conduct, and Committee Charters	75	Cost of Proxy Solicitation	75
Annex A - Carvana Co. 2026 Omnibus Incentive Plan			76
Annex B - Form of Amendment to the Company's Amended and Restated Certificate of Incorporation			97
Annex C - Non-GAAP Financial Measures			99

Commonly Asked Questions and Answers About the Annual Meeting

Q: Why did I receive these materials?

The Board of Directors (the "Board") of Carvana Co. ("Carvana," the "Company," or "us") is soliciting your proxy to vote at our 2026 Annual Meeting of Stockholders (the "Annual Meeting"), or at any postponement or adjournment thereof. You should review this Proxy Statement and the other proxy materials carefully as they give important information about the items that will be voted on at the Annual Meeting, as well as other important information about Carvana.

Q: How can I attend and participate in the Annual Meeting?

The Annual Meeting will be held on Tuesday, May 5, 2026 at 2:30 p.m. PDT and will be conducted virtually via live webcast. You may attend and vote virtually at the meeting by logging in at www.virtualshareholdermeeting.com/CVNA2026 and entering your 16-digit control number.

Q: Who will be entitled to vote?

Stockholders who own shares of our Class A common stock or Class B common stock (together our "Common Stock") as of close of business on March 10, 2026 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, Carvana had 142,993,769 shares of Class A common stock and 76,109,471 shares of Class B common stock outstanding. Holders of shares of Class A common stock are entitled to one vote per share of Class A common stock. As described in our amended and restated certificate of incorporation, Ernest C. Garcia, II, Ernest C. Garcia, III, and entities controlled by one or both of them (collectively, the “Garcia Parties”) are entitled to ten votes per share of Class B common stock they beneficially own, for so long as the Garcia Parties maintain, in the aggregate, direct or indirect beneficial ownership of at least 25% of the outstanding shares of Class A common stock, determined assuming that all of the Class A common units (“Class A Units”) of Carvana Group, LLC (“Carvana Group”) were exchanged for Class A common stock. As of the Record Date, the Garcia Parties' ownership met this condition. All other holders of Class B common stock are entitled to one vote per share. All holders of Class A common stock and Class B common stock will vote together as a single class except as otherwise required by applicable law. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q: What will I be voting on, how does the Board recommend I vote, and what vote will be required to approve each proposal?

You will be voting on the matters set forth below. Our Board's recommendations with respect to each matter and the vote required to approve each matter, including the effect of abstentions and broker non-votes are as follows:

#	Description	Voting Options	Board Recommends	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes (2)
1
Election of director nominees Michael Maroone and Neha Parikh to the Board as Class III directors to serve until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified
		FOR or WITHHOLD (for each director nominee)	FOR each director nominee	Plurality of votes of the shares present (in person or by proxy) and entitled to vote thereon (1)	Votes withheld will result in the respective nominee receiving fewer votes but will not count as a vote against	No Effect

2	Approval, on an advisory basis, of the compensation of our named executive officers ("say-on-pay")	FOR, AGAINST, or ABSTAIN	FOR	Majority of voting power of the capital stock present (in person or by proxy) and entitled to vote thereon	Counted as a vote AGAINST	No Effect

3	Approval of the Carvana Co. 2026 Omnibus Incentive Plan	FOR, AGAINST, or ABSTAIN	FOR	Majority of voting power of the capital stock present (in person or by proxy) and entitled to vote thereon	Counted as a vote AGAINST	No Effect

4
Proposal to amend the Company's Amended and Restated Certificate of Incorporation to effect a five-for-one forward stock split of our Class A common stock and Class B common stock and to proportionately increase the number of authorized shares of Class A common stock and Class B common stock(3)
		FOR, AGAINST, or ABSTAIN	FOR	(1) Majority of voting power of the outstanding shares of capital stock entitled to vote generally in an election of directors, voting as a single class	Counted as a vote AGAINST	Counted as a vote AGAINST
				(2) Majority of the votes cast by holders of Class A common stock present (in person or by proxy) and entitled to vote thereon	No Effect	No Effect
				(3) Majority of voting power of the outstanding shares of Class B common stock	Counted as a vote AGAINST	Not expected

5	Ratification of the appointment of Grant Thornton LLP as Carvana's independent registered public accounting firm for the year ending December 31, 2026	FOR, AGAINST, or ABSTAIN	FOR	Majority of voting power of the capital stock present (in person or by proxy) and entitled to vote thereon	Counted as a vote AGAINST	Not Expected

6	One stockholder proposal, as described in this Proxy Statement, if properly presented at the Annual Meeting	FOR, AGAINST, or ABSTAIN	AGAINST	Majority of voting power of the capital stock present (in person or by proxy) and entitled to vote thereon	Counted as a vote AGAINST	No Effect

(1) The two nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. You may vote for all the director nominees, withhold authority to vote your shares for all the director nominees or withhold authority to vote your shares with respect to any one or more of the director nominees. Votes that are withheld with respect to one or more director nominees will result in the respective nominee receiving fewer votes, but they will not count as votes against a nominee and will have no effect on the outcome of the election of those nominees.
(2) Brokers, banks, or other nominees cannot vote uninstructed shares on your behalf for Items 1, 2, 3, 4, and 6. For your vote to be counted as described above, you must submit your voting instruction card to your broker, bank, or other nominee or follow their instructions to cast your vote.

(3) The amendments to the Company’s Amended and Restated Certificate of Incorporation to complete a forward stock split and to increase the number of authorized shares of Class A common stock and Class B common stock are being presented as a single proposal, and will be approved only if the proposal receives each of the following votes:

•The affirmative vote of a majority of voting power of the outstanding shares of capital stock entitled to vote generally in an election of directors, voting as a single class. For these purposes, abstentions and broker non-votes will count as votes against.
•The affirmative vote of a majority of the votes cast for or against the proposal by the holders of Class A common stock present in person or represented by proxy at the meeting and entitled to vote thereon in accordance with Section 242(d)(2) of the General Corporation Law of the State of Delaware. For these purposes, abstentions and broker non-votes will have no effect.
•The affirmative vote of a majority of voting power of the outstanding shares of Class B common stock. For these purposes, abstentions will count as votes against and we do not expect broker non-votes.

Q: How do I cast my vote?

Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and there are four ways to vote:

1.by Internet at http://www.proxyvote.com, 24 hours a day, seven days a week (have your Notice or proxy card in hand when you visit the website);
2.by toll-free telephone at 1-800-690-6903 (have your Notice or proxy card in hand when you call);
3.by completing and mailing your proxy card (if you received printed proxy materials); or
4.by logging in using your unique 16-digit control number and voting during the Annual Meeting at www.virtualshareholdermeeting.com/CVNA2026.

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., ET on May 4, 2026. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you decide not to attend the Annual Meeting.

Beneficial Stockholders. If you hold your shares through a broker, bank, or other nominee, you are a beneficial stockholder. If you are a beneficial stockholder, you will receive voting instructions from your broker, bank, or other nominee and must follow the voting instructions provided to instruct your broker, bank, or other nominee on how to vote your shares. Beneficial stockholders should generally be able to vote by returning a voting instruction card to their broker, bank, or other nominee, or by telephone or via Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a beneficial stockholder, you are invited to attend and vote your shares at the Annual Meeting live via webcast at www.virtualshareholdermeeting.com/CVNA2026 using your 16-digit control number. Beneficial Stockholders who did not receive a 16-digit control number from their bank or brokerage firm who wish to attend the Annual Meeting should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most brokerage firms or banks allow a stockholder to obtain a legal proxy either online or by mail.

Q: Can I access the proxy materials electronically?

Yes. Your Notice, proxy card, or voting instruction card will contain instructions on how to view our proxy materials for the Annual Meeting online and how to instruct us to send our future proxy materials to you electronically by email. Our proxy materials are also available at http://www.proxyvote.com and will be available during the voting period starting on March 25, 2026.

As permitted by U.S. Securities and Exchange Commission (“SEC”) rules, we are making this Proxy Statement and our 2025 Annual Report available to our stockholders electronically via the Internet. The Notice contains instructions on how to access this Proxy Statement and our 2025 Annual Report and vote over the Internet or by telephone. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the Proxy Statement and 2025 Annual Report on the Internet. The Notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

Householding. We take advantage of the SEC’s householding rules, which permit delivery of a single set of proxy materials to stockholders sharing an address, unless you request otherwise prior to the mailing date. If a single copy of the Notice was delivered to an address that you share with another stockholder, and you prefer to receive additional copies, or if multiple copies were delivered to an address that you share with another stockholder, and you prefer to receive one copy in the future, Carvana will promptly make such changes upon request. You may make such requests by email at investors@carvana.com or by mail to Carvana Co., 300 E. Rio Salado Pkwy, Tempe, AZ 85281, Attention: Investor Relations.

Q: How may I change or revoke my proxy?

Registered Stockholders. If you are a stockholder of record, you can change your vote or revoke your proxy any time before or at the Annual Meeting by:

1.entering a new vote by Internet or by telephone, until the applicable deadline for each method as set forth above (have your Notice or proxy card in hand);
2.returning a later-dated proxy card (which automatically revokes the earlier proxy card);
3.notifying our Corporate Secretary, in writing, at Carvana Co., Attn: Corporate Secretary, 300 E. Rio Salado Pkwy, Tempe, AZ 85281; or
4.attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy) at www.virtualshareholdermeeting.com/CVNA2026.

Beneficial Stockholders. If you are a beneficial stockholder, your broker, bank or other nominee can provide you with instructions on how to change or revoke your vote.

Q: Who can attend the Annual Meeting?

All holders of Common Stock as of the Record Date who log in using their 16-digit control number may virtually attend the Annual Meeting.

Q: What if I run into technical issues while trying to access the Annual Meeting?

The virtual meeting platform supports most modern browsers and devices. Participants should give themselves plenty of time to log in and ensure they have a strong internet connection and they can hear streaming audio prior to the start of the Annual Meeting. If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available on the date of the Annual Meeting starting at 2:15 p.m. PDT and until the end of the meeting.

Q: How do I inspect the list of stockholders?

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 5, 2026, at 300 E. Rio Salado Pkwy, Tempe, AZ 85281 and on the date of the meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/CVNA2026.

To examine the list of stockholders entitled to vote at the Annual Meeting at our principal executive offices, you must be a stockholder as of the Record Date and will be required to provide a copy of your Notice, proxy card, or voting instruction card bearing your control number and a copy of a valid picture identification, such as a driver’s license or passport, that matches the name on the Notice, proxy card, or voting instruction card.

Q: How many shares must be present to transact business at the Annual Meeting?

A quorum of our stockholders must be present at the Annual Meeting for any business to be conducted. Under our amended and restated bylaws, the holders of a majority in voting power of the outstanding capital stock entitled to vote at the Annual Meeting, present at the Annual Meeting or represented by proxy, constitute a quorum. If you authorize a proxy to vote electronically or telephonically, or you sign and return a paper proxy or voting instruction card, your shares will be counted to determine whether a quorum has been established even if you “withhold” your vote, "abstain," or fail to vote on a particular item of business. Abstentions and “broker non-votes” will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

If a quorum is not present or represented by proxy at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) the holders of a majority of the voting power present or represented by proxy at the Annual Meeting and entitled to vote thereat, may adjourn the Annual Meeting until a quorum is present or represented.

Q: When will the results of the vote be announced?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a current report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Q: What is the deadline for submitting a stockholder proposal or director nomination for the 2027 annual meeting?

Stockholder proposals pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for inclusion in Carvana’s proxy statement and form of proxy for Carvana’s 2027 annual meeting of stockholders must be received by the Corporate Secretary at our principal executive offices at 300 E. Rio Salado Pkwy, Tempe, AZ, 85281 and via electronic mail at leaddirector@carvana.com, no later than November 25, 2026.

Stockholders wishing to make a director nomination or bring a proposal (other than pursuant to Rule 14a-8 of the Exchange Act), but not include it in Carvana’s proxy statement, must comply with the advance notice provisions in Carvana’s amended and restated bylaws, which require, among other things, that stockholders provide written notice of their nomination or proposal to the Corporate Secretary at Carvana’s principal executive offices at the address set forth above no later than the close of business on February 4, 2027, and not earlier than January 5, 2027, assuming Carvana does not change the date of the 2027 annual meeting of stockholders by more than 30 days before or after the anniversary of the 2026 Annual Meeting. If so, Carvana will release an updated timeframe for stockholder proposals. Any stockholder proposal or director nomination must comply with the other provisions of Carvana’s amended and restated bylaws and be submitted in writing to the Corporate Secretary at Carvana’s principal executive offices.

In addition to satisfying the requirements of our amended and restated bylaws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees, other than the Board’s nominees, must also provide written notice to the Corporate Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Corporate Secretary at the Company’s principal executive offices no later than March 6, 2027.

BOARD OF DIRECTORS

Our business and affairs are managed under the direction of our Board, which is composed of six directors, divided into three classes with staggered three‑year terms, as set forth in our amended and restated certificate of incorporation. We believe that to effectively guide Carvana to long-term sustainable, dependable performance, the Board should be composed of individuals with the experience and judgment necessary to oversee the Company's strategy, risks, and operations. To best serve our stockholders, we seek to have a Board that is collectively strong in key corporate disciplines, including accounting and finance, business judgment, crisis management, governance, leadership, people management, risk management, corporate responsibility, and strategy and strategic planning. We value experience with capital allocation and public company operations, and believe that the Board should have relevant industry knowledge, such as expertise in automotive retail, consumer finance, and ecommerce.

The Compensation and Nominating Committee oversees Board composition and succession planning in accordance with our Corporate Governance Guidelines and applicable NYSE independence standards. The Compensation and Nominating Committee believes that all directors must, at a minimum, meet the criteria set forth in the Board’s code of conduct and the Corporate Governance Guidelines. In recommending nominees, the Compensation and Nominating Committee considers criteria such as independence, skills, and experience of the nominee in the context of the needs of the Board. In addressing diversity, the Compensation and Nominating Committee considers a nominee’s differences in viewpoint, background, professional experience, perspectives, education, skill, age, race, ethnicity, gender, geography, national origin, and areas of expertise. The Compensation and Nominating Committee also considers a combination of factors for each nominee, including whether the nominee has:

(a)the ability to represent all stockholders without a conflict of interest;
(b)the ability to work in and promote a productive Board culture;
(c)sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, taking into account other board commitments (consistent with our Corporate Governance Guidelines);
(d)the high level of character and integrity expected by the Company;
(e)broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly traded company; and
(f)the ability to supply sound and independent business judgment.

The Compensation and Nominating Committee has determined that all current directors and the director nominees meet the criteria and qualifications set forth in the code of conduct for the Board, the Corporate Governance Guidelines and the criteria set forth above. Moreover, each director possesses the following key attributes that we believe are essential to effective Board service, including accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors bring a deep understanding of our business and operating environment, maintain high performance standards, and engage openly and respectfully with fellow directors and management. Finally, the director biographies below include additional experiences and qualifications relevant to each individual's Board service. These collective qualities, skills, experiences, and attributes are essential to effective Board oversight and support of Carvana's long-term, sustainable performance, for the benefit of our stockholders.

Subject to any earlier resignation or removal in accordance with the terms of our amended and restated certificate of incorporation and amended and restated bylaws, our Class I directors will serve until our 2027 annual meeting of stockholders, our Class II directors will serve until our 2028 annual meeting of stockholders, and our Class III directors will serve until our 2029 annual meeting of stockholders, if elected. In addition, our amended and restated certificate of incorporation provides that our directors may be removed with or without cause by the affirmative vote of at least a majority of the voting power of capital stock entitled to vote thereon, voting together as a single class, for so long as the Garcia Parties are entitled to ten votes for each share of Class B common stock they hold. Thereafter, directors may be removed only for cause and upon the affirmative vote of the holders of at least 66⅔% of such voting power.

Nominations and Recommendations for the Board

For the 2027 annual meeting of stockholders, director nominations under the advance notice provisions in Carvana's amended and restated bylaws may be submitted by stockholders to our Corporate Secretary at Carvana Co., 300 E. Rio Salado Pkwy, Tempe, AZ 85281, Attn: Corporate Secretary. Nominations must be in writing and must be received no later than the close of business on February 4, 2027, and not earlier than January 5, 2027. Nominations must also meet certain other requirements specified in our amended and restated bylaws.

In addition to satisfying the requirements of our amended and restated bylaws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees, must also provide written notice to the Corporate Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Corporate Secretary at the Company’s principal executive offices no later than March 6, 2027.

The Compensation and Nominating Committee considers candidates nominated and recommended for Board membership by directors, management, third party search firms, and stockholders. When filling a vacancy on the Board, the Compensation and Nominating Committee will identify the desired skills and experience of a new director and will nominate individuals whom it believes can strengthen the Board’s capabilities and further expand the collective experience represented by the then-current directors. Recommendations by stockholders may be sent to our Corporate Secretary at the address noted above, who will forward them to the Chairman of the Compensation and Nominating Committee and should include a biography, an indication of the background or experience that qualifies the person for consideration and a statement that the person has agreed to serve if nominated and elected. All candidates will be evaluated based on the process outlined in the Corporate Governance Guidelines and the Compensation and Nominating Committee charter, and all candidates, including candidates recommended by stockholders, are evaluated using the same process and criteria.

ITEM 1—ELECTION OF DIRECTORS

Our Board recommends that the nominees below be re-elected as members of the Board at the Annual Meeting to serve as Class III directors for a three-year term expiring at the 2029 annual meeting of stockholders and until their successors are duly elected and qualified.

NAME	AGE	DIRECTOR SINCE	POSITION
Michael Maroone	72	2017	Lead Director
Neha Parikh	46	2019	Director

Each nominee has consented to be named in this Proxy Statement, has agreed to serve if elected, and was recommended for re-election by the Compensation and Nominating Committee for consideration by the Board and our stockholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may (i) nominate a substitute (ii) allow the vacancy to remain until the Board identifies an appropriate candidate or (iii) reduce the size of the Board to eliminate the vacancy. If the Board chooses to nominate a substitute nominee, the persons named as proxies on the proxy card will vote your shares for that substitute nominee.

The Board recommends that you vote “FOR” the election of each of the Class III director nominees.

DIRECTOR NOMINEES

MICHAEL MAROONE	Lead Director
Professional Highlights:
•Maroone U.S.A. LLC
◦CEO (2017 - Present)
•AutoNation, Inc.
◦President and Chief Operating Officer (1999-2015)
•Maroone Automotive Group
◦President & CEO (1977-1997)

Current Directorships:
•Cleveland Clinic Florida, Chairman
•Cleveland Clinic Enterprise Board, Director
Prior Directorships:
•AutoNation, Inc.
•Salty Dot, Inc.
•MDH Acquisition Corp.
•Cox Automotive, Inc.
Committees: •Audit Director Since: 2017 Age: 72 Education: B.S., University of Colorado Boulder
Mr. Maroone brings to the Board extensive experience in large‑scale automotive retail operations, customer experience, and performance management. His leadership as President and Chief Operating Officer of AutoNation for more than 15 years, coupled with his current role as CEO of Maroone U.S.A. and earlier tenure leading Maroone Automotive Group, provides deep expertise in scaling multi‑store networks, optimizing inventory and reconditioning, and driving disciplined operational execution.

NEHA PARIKH
Professional Highlights:
•Uber Technologies, Inc.
◦President of Global Retail (2025 - Present)
•Waze Mobile Ltd.
◦CEO (2021-2023)
•Hotwire, Inc.
◦President (2017-2019)
•Hotels.com, L.P.
◦Roles Across the Business, Culminating in Sr. Vice President, Global Brands and Retail (2008-2017)
•The Cambridge Group
◦Consumer Insight and Demand Strategy Consultant (2007-2008)

Prior Directorships:
•Tailwind Acquisition Corp.
Committees: •Audit •Compensation and Nominating Director Since: 2019 Age: 46 Education: •B.B.A., The University of Texas at Austin •M.B.A., Kellogg School of Management, Northwestern University
Ms. Parikh brings to the Board critical skills in consumer technology, product development, digital marketing, and data‑driven e‑commerce operations. Her experience as President of Uber Retail and former CEO of Waze provides an extensive understanding of scaling global, consumer‑facing platforms and managing complex partner ecosystems and marketplace dynamics. In addition, her prior leadership at Expedia Group, including as President of Hotwire and senior roles at Hotels.com, adds significant expertise in pricing, merchandising, global brand management, and P&L accountability. Earlier work in consumer insights and demand strategy further equips her to help the Board oversee customer experience, growth initiatives, and innovation across Carvana’s technology‑enabled retail model.

CONTINUING DIRECTORS

Class I Directors (Term expiring in 2027)

ERNEST C. GARCIA III	Board Chairman
Professional Highlights:
•Carvana Co.
◦President and CEO (2012 - Present)
•DriveTime Automotive Group, Inc.
◦Vice President, Treasurer, Director of Quantitative Analytics (2009-2013)
◦Managing Director, Corporate Finance (2008-2009)
◦Financial Strategist (2007-2008)
•RBS Greenwich Capital
◦Associate, Principal Transactions Group (2005-2006)
Director Since: 2017 Age: 43 Education: B.S., Stanford University
As Carvana's Co-Founder, CEO, and Chairman of the Board, Mr. Garcia has led Carvana since inception and brings critical skills in technology‑enabled automotive retail, data‑driven pricing and credit analytics, and large‑scale operations and a uniquely deep understanding of Carvana's business and strategy. His experience at Carvana, together with his prior leadership developing consumer credit scoring models and deal‑structuring at DriveTime and early career principal investing experience provides a crucial founder‑level understanding of unit economics, funding, and optimization that underpins Carvana’s vertically integrated e‑commerce model and strategy.

IRA PLATT
Professional Highlights:
•Georgiana Ventures, LLC
◦President (2009 - Present)
•221 Capital Partners, LLC
◦President (2009-2013)
•Rosemont TALF Opportunity Fund
◦Portfolio Manager (2009-2011)
•RBS Greenwich Capital
◦Managing Director & Head of Principal and Distressed Capital Business (1997-2009)
•Aegis Consumer Funding Group
◦Executive Vice President (1991-1997)

Prior Directorships:
•DriveTime Automotive Group, Inc.
Committees: •Audit (Chair) •Compensation and Nominating Director Since: 2017 Age: 62 Education: •B.A., Emory University •M.B.A, Fuqua School of Business, Duke University
Mr. Platt brings to the Board specialized knowledge in consumer and specialty finance, asset‑backed securitizations, credit risk, and financial oversight, which capabilities align with Carvana’s financing model and continued use of securitizations and loan sales to fund receivables. His three decades of capital markets experience, including leadership roles at Georgiana Ventures and RBS Greenwich Capital, provide deep familiarity with structured finance, funding markets, and portfolio performance across economic cycles.

Class II Directors (Term expiring in 2028)

DAN QUAYLE
Professional Highlights:
•United States Federal Government
◦44th Vice President of the United States of America (1989-1993)
◦U.S. Senator (1981-1989)
◦U.S. Representative (Congressman) (1977-1981)
•Cerberus Global Investments, LLC
◦Chairman (2001 - Present)

Committees: •Compensation and Nominating Director Since: 2017 Age: 79 Education: •B.A., DePauw University •J.D. Indiana University Robert H. McKinney School of Law
Mr. Quayle's service as a U.S. Congressman, Senator, and the 44th Vice President of the United States brings valuable perspective on government affairs, geopolitical risk assessment, capital allocation, and navigating complex regulatory landscapes. His long-standing leadership as Chairman of Cerberus Global Investments further equips him with substantial experience in capital allocation, global investment oversight, and strategic judgment.

GREGORY SULLIVAN
Professional Highlights: •Afar ◦CEO (2007-Present) •DriveTime Automotive Group, Inc. ◦Vice-Chairman (2004-2007) ◦CEO (1999-2004) ◦President (1995-2004)	Committees: •Audit •Compensation and Nominating (Chair) Director Since: 2017 Age: 67 Education: •B.B.A., University of Notre Dame •J.D., University of Virginia School of Law
Mr. Sullivan brings to the Board critical skills in automotive retail operations, digital media leadership, financial oversight, and governance. His experience as a senior executive at DriveTime, including service as Chief Executive Officer, President, and Vice Chairman, and as founder‑CEO of Afar provides a strong understanding of large‑scale, consumer‑facing businesses and the strategic considerations of scaling a technology‑enabled e‑commerce platform.

DIRECTOR INDEPENDENCE

The listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit committee, compensation committee, and nominating committee be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 and Rule 10C-1 under the Exchange Act.

Our Board has affirmatively determined that each of our non-employee directors, including our director nominees Michael Maroone and Neha Parikh, meets the requirements to be an independent director. In making this determination, our Board considered the relationships that each non-employee director has with Carvana and Carvana affiliates, as well as all other facts and circumstances that our Board deemed relevant in determining their independence, including beneficial ownership of our Common Stock, certain ordinary course of business transactions involving Carvana and entities affiliated with our directors, employment or relationships of family members, investments, and relationships with officers, directors, or majority stockholders.

CONTROLLED COMPANY STATUS

We are a "controlled company" under the NYSE corporate governance rules, due to the Garcia Parties' beneficial ownership of more than 50% of the combined voting power of Carvana Co. Accordingly, we are eligible for, but do not currently take advantage of, certain exemptions from the corporate governance requirements of the NYSE. Specifically, as a “controlled company,” we are not required to have:

(a)a majority of independent directors,
(b)a nominating and corporate governance committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities,
(c)a compensation committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, or
(d)an annual performance evaluation of the nominating and governance and compensation committees.

In the event we choose to rely on some or all of these exemptions in the future, you would not have the same protections afforded to stockholders of companies that are subject to all of the applicable corporate governance rules of the NYSE.

BOARD MEETINGS AND COMMITTEES

Our Board has two standing committees, an Audit Committee and a Compensation and Nominating Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Board Member	Audit Committee	Compensation and Nominating Committee
Ira Platt	(Chairman)	•
Gregory Sullivan	•	(Chairman)
Dan Quayle		•
Michael Maroone	•
Neha Parikh	•	•

• Committee member.

During the year ended December 31, 2025, our Board held 14 meetings, our Audit Committee held nine meetings, and our Compensation and Nominating Committee held four meetings. Directors are expected to attend the annual meeting of stockholders and all or substantially all of the Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Each director attended last year’s annual meeting. In 2025, each director attended 100% of the aggregate meetings of the Board and committees of the Board on which such director served.

The rules of the NYSE require that non-management directors of a listed company meet periodically in executive sessions, including in an executive session featuring only independent directors at a least once a year. Non-employee directors, all of whom are independent, meet periodically, and at least once annually, at executive sessions without management. Our Lead Director, Michael Maroone, presides over these executive sessions.

AUDIT COMMITTEE

The Audit Committee is responsible for, among other matters,

1.appointment, compensation, retention, evaluation, termination, and oversight of our independent registered public accounting firm;
2.discussion with our independent registered public accounting firm regarding its independence from management;
3.review of the scope and results of our audit with our independent registered public accounting firm;
4.approval of all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
5.oversight of the internal audit department organization and activities;
6.oversight of the financial reporting process and discussion of the interim and annual financial statements filed with the SEC with management and our independent registered public accounting firm;
7.review and monitoring of our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;
8.oversight of ethical and legal compliance, including establishment of procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters; and
9.oversight of our enterprise risk management program, including cybersecurity risk exposure and related incident response readiness, and review of regular updates from management on cybersecurity risks, controls, and metrics.

Our Board has affirmatively determined that Mr. Platt, Mr. Maroone, Ms. Parikh, and Mr. Sullivan meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and the NYSE rules. In addition, our Board has determined that Mr. Platt and Mr. Sullivan each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The written charter for our Audit Committee is available at our corporate website at investors.carvana.com/corporate-governance/governance-documents.

COMPENSATION AND NOMINATING COMMITTEE

The Compensation and Nominating Committee is responsible for, among other matters,

1.review of key employee compensation goals, policies, plans, and programs;
2.review of and recommendation to the Board regarding the compensation of our directors and CEO, and determination of the compensation of our other executive officers;
3.review and approval of employment agreements, if any, and other similar arrangements between us and our executive officers;

4.administration of stock plans and other incentive compensation plans;
5.identification of individuals qualified to become members of our Board, consistent with criteria approved by our Board;
6.oversight of the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently;
7.review of and recommendation to the Board regarding the adoption, amendment or modification of a “clawback” policy;
8.assistance to the Board in its oversight of human capital management, including corporate culture, diversity and inclusion, recruiting, retention, attrition, talent management, career development and progression, succession, and employee relations;
9.recommendations regarding best practices and corporate governance principles; and
10.development of a set of corporate governance guidelines and principles.

Our Board has affirmatively determined that Mr. Sullivan, Ms. Parikh, Mr. Platt and Mr. Quayle meet the definition of “independent director” for purposes of serving on a compensation committee under Rule 10C-1 of the Exchange Act and the NYSE rules. The Board has adopted a written charter for the Compensation and Nominating Committee, which is available on our corporate website at investors.carvana.com/corporate-governance/governance-documents.

BOARD LEADERSHIP STRUCTURE

The following section describes our Board leadership structure, why our Board considers this structure appropriate at this time, the roles of various positions, and related key governance practices. We believe that the mix of experienced independent and management directors on our Board, along with the role of our lead independent director (the "Lead Director") and our independent Board-committee composition provides independent oversight, a mix of outside perspectives, and deep Company and industry expertise that benefit Carvana and its stockholders.

INDEPENDENCE; BOARD MIX

Our Board has an effective mix of independent and management directors, consisting of five independent directors, under the applicable listing standards of the NYSE, and Mr. Garcia, our President, CEO, and Chairman. Each standing committee of the Board (Audit and Compensation and Nominating) is composed entirely of independent directors.

LEAD DIRECTOR

The Board has appointed an independent Lead Director, elected by a majority of the Board, to enhance independent oversight. The Lead Director (i) approves Board agendas, schedules, and information flow in consultation with the President, CEO, and Chairman; (ii) advises on Board and committee meeting materials and the allocation of time to key topics; (iii) calls meetings of the independent directors and presides at all executive sessions; (iv) serves as principal liaison between the independent directors and the President, CEO, and Chairman (in addition to the maintenance of regular and direct access between each director and the President, CEO, and Chairman); and (v) may recommend the retention of outside advisors for the Board as needed. Michael Maroone, an independent director and member of our Audit Committee, is currently our Lead Director. The Board selected Mr. Maroone based on his independence, prior board leadership experience, his extensive automotive retail and operative expertise, his strong strategic and financial acumen, his commitment to ethics, and his deep understanding of Carvana and its business.

CHAIRMAN / CEO

Our Corporate Governance Guidelines provide that the roles of Chairman and CEO may be separated or combined, and gives the Board discretion in combining or separating the positions as it deems appropriate in light of the prevailing circumstances. Mr. Garcia has been our President, CEO, and Chairman since our IPO. The Board has determined that combining the roles of Chairman and CEO, together with the separate, independent role of our Lead Director, is currently the most effective leadership structure given Mr. Garcia's extensive experience in automotive retail, e-commerce, consumer finance and strategic planning. In addition, as a Carvana founder, his deep understanding of Carvana's business, operations, and risks provides the Board with important background and expertise. This enables unified leadership on strategy and execution, complemented by robust independent oversight from the Lead Director and the Board’s independent committees.

SELF EVALUATION

Our Compensation and Nominating Committee conducts an annual evaluation of the Board, its committees, and directors to assess its effectiveness. This includes survey materials as well as conversations among each director, the Lead Director, and the Chairman. The evaluation focuses on the Board’s and the committees’ oversight of Carvana's business and identifies areas for improvement.

As part of the annual Board self-evaluation, the Board evaluates whether the current leadership structure continues to be appropriate for Carvana and its stockholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure in the future, as the Board deems appropriate.

RISK OVERSIGHT

The Board, as a whole and through the Audit Committee, oversees our risk management program, which is designed to identify, evaluate, and respond to the Company's most significant risks and opportunities. The Board sets the tone at the top as it relates to enterprise risk management and encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day operations. This includes oversight over the nature and management of the most significant risks to Carvana, as well as the level of risk appropriate for Carvana at any given time. The risk management program facilitates constructive dialog at the senior management and Board level to proactively pursue opportunities and manage risks. Our management, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our Company and provides regular updates to the Audit Committee and the full Board on identified significant and high priority risks and opportunities. Management, including senior leaders from our Information Security, Legal and Compliance teams, also regularly provides in-depth reports on select topics, such as cybersecurity, Carvana's compliance management system, regulatory trends, and monitoring of Carvana's Integrity Line, including response planning and the program’s major initiatives. These updates include risks applicable in the short, medium, and long-term, and cover Company-specific risks, broader industry trends, and the risk landscape.

While our Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees, and may from time to time allocate or reallocate oversight of specific risks among its committees.

•Our Audit Committee has primary responsibility for overseeing our risk management framework and processes on behalf of the full Board. Our Audit Committee monitors major financial risk exposures and the steps our management has taken to monitor and control these exposures, including compliance with legal and regulatory requirements. Additionally, our Audit Committee establishes policies and procedures for the receipt, investigation, and retention of accounting-related complaints and concerns (including through our whistleblower program), consistent with Section 301 of the Sarbanes-Oxley Act, and discusses the scope and results of the audits with our independent registered public accounting firm in both open and executive sessions. The Audit Committee also oversees cybersecurity and information security risks, including management’s cybersecurity program, incident response plan, third‑party/vendor risk, and data privacy/security controls. The Audit Committee also leads the full Board in periodic reviews of the adequacy and effectiveness of our information security program and related internal controls, including quarterly and ad hoc updates of cybersecurity risks, initiatives, and key metrics.
•Our Compensation and Nominating Committee oversees the design and implementation of our compensation and benefits programs and policies and monitors the incentives created by these programs and policies to determine whether they create undue or misaligned risk-taking. Our Compensation and Nominating Committee oversees corporate governance matters and recommends to the Board corporate governance principles and committee charters, including the development and periodic review of our Corporate Governance Guidelines. Additionally, our Compensation and Nominating Committee develops membership criteria for the Board and its committees; oversees director recruitment, succession, and refreshment (including consideration of diversity of skills, experience, and backgrounds); and reviews the appropriateness of a director’s continued service following changes in circumstances. The Compensation and Nominating Committee also assists the Board in its oversight of CEO and senior management succession as well as human capital management, including corporate culture, inclusion, recruiting, retention and attrition, talent management, leadership development, employee engagement, and employee relations. As part of its oversight, the Committee reviews management’s human capital objectives, metrics, and related disclosures.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting, as well as an additional code of ethics for senior financial officers. Our code of business conduct and ethics and code of ethics for senior financial officers are available on our website at investors.carvana.com/corporate-governance/governance-documents. We intend to satisfy any disclosure requirements under Item 5.05 of Form 8-K with respect to any amendments to the code of ethics for senior financial officers or waivers of its requirements on our website.

SECURITIES TRADING POLICY

We have adopted a securities trading policy governing all transactions in Company securities, including Class A common stock, units in Carvana Group, options to purchase shares of Class A common stock, or any other type of securities that Carvana may issue, including (but not limited to) preferred stock, convertible debentures and convertible bonds and warrants, as well as derivative securities that are not issued by Carvana, such as exchange-traded put or call options or swaps relating to our securities. Our securities trading policy applies to our directors, officers, employees (including those of our subsidiaries), as well as other persons as designated by our General Counsel. If a covered person has material nonpublic information relating to the Company or its securities, it is the Company’s policy that neither that person nor any related person (as defined in the policy) may purchase, sell, gift, or otherwise acquire or dispose of the Company’s securities or disclose such material nonpublic information to others who then trade in possession of such information. We believe our securities trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. A copy of our securities trading policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2025, the members of the Compensation and Nominating Committee were Mr. Sullivan, Ms. Parikh, Mr. Platt, and Mr. Quayle. None of the members of the Compensation and Nominating Committee (a) was an officer or employee of the Company or any of its subsidiaries, (b) was a former officer of the Company or any of its subsidiaries, or (c) had any related party relationships requiring disclosure under Item 404 of Regulation S-K. During 2025, no executive officer of the Company served as a member of the board of directors or on the compensation committee of any other company whose executive officers or directors serve or served as a member of our Board or Compensation and Nominating Committee.

COMMUNICATIONS BY STOCKHOLDERS AND OTHER INTERESTED PARTIES WITH THE BOARD OF DIRECTORS

Stockholders and other interested parties may contact an individual director, the Lead Director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:

Carvana Co.
300 E. Rio Salado Pkwy
Tempe, AZ 85281
ATTN: Board of Directors
or by email at leaddirector@carvana.com.

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. Carvana will receive the communications and process them before forwarding them to the addressee. Communications unrelated to the duties and responsibilities of the Board may be redirected to appropriate Company personnel. The Board has authorized the Corporate Secretary to screen communications to avoid duplicative, abusive, or irrelevant materials.

DIRECTOR COMPENSATION

We have designed our non-employee director compensation program to achieve the following objectives:

(a)align directors’ interests with the long-term interests of our stockholders;
(b)attract and retain outstanding director candidates with diverse backgrounds and experiences; and
(c)recognize the substantial time commitment required to serve as a Carvana director.

The Compensation and Nominating Committee reviews the Company’s director compensation program yearly, and periodically conducts an analysis of director compensation with our independent compensation consultant. Independent directors may not receive, directly or indirectly, any consulting, advisory or other compensatory fees from us, beyond what they receive for their service on the Board, as described below. Members of the Board who are employees of Carvana do not receive compensation for their service on the Board.

NON-EMPLOYEE DIRECTOR COMPENSATION STRUCTURE

Compensation for our non-employee directors included an annual equity retainer (the “Equity Retainer”) and cash retainers as set forth below (each, a “Cash Retainer”) in compensation for services provided in the second, third, and fourth quarters of 2025, and the first quarter of 2026. Each non-employee director may instead elect to receive his or her Cash Retainer(s) in the form of an award of immediately vested restricted stock units (“RSUs”), which, if elected, will be reportable in the year granted. As of December 31, 2025, we compensated our non-employee directors according to the following structure:

Description	Amount
Annual Grant	Grant of restricted stock units having a fair market value of $250,000, that vests 100% on May 1 of the subsequent year
Annual Retainer	$75,000
Additional Retainer for Chair of a Committee	$35,000 for Audit Committee; $35,000 for Compensation and Nominating Committee
Additional Retainer for Lead Director	$50,000
Additional Retainer for Non-Chair Committee Members	$20,000 for Audit Committee; $20,000 for Compensation and Nominating Committee

All non-employee directors are also reimbursed for their reasonable business expenses to attend meetings of our Board and related committees and otherwise attend to our business.

2025 DIRECTOR COMPENSATION

The following table presents summary information regarding the total compensation awarded to, earned by, and paid to our non-employee directors for the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash (1)	Stock awards ($) (2)	Total ($)
Ira Platt	$—	$359,940	$359,940
Gregory Sullivan	$130,000	$236,790	$366,790
Dan Quayle	$—	$326,775	$326,775
Michael Maroone	$—	$374,087	$374,087
Neha Parikh	$—	$345,793	$345,793

(1) Represents the annual Cash Retainer paid to Mr. Sullivan in cash in the year ended December 31, 2025 for his Board service in the second, third, and fourth quarters of 2025, and the first quarter of 2026. Each of our other non-employee directors elected to receive his or her annual Cash Retainer for the second, third, and fourth quarters of 2025 and the first quarter of 2026 in the form of RSUs (as described below), and therefore their annual Cash Retainers are excluded from this column.
(2) The amounts reported in the Stock Awards column are presented as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 and are based on the closing price of Carvana's Class A common stock on January 16, 2025 of $231.92. These amounts represent:

(a) For each non-employee director, the Equity Retainer for the year ended December 31, 2025. Each fiscal year 2025 Equity Retainer grant was made on January 17, 2025, in the form of 1,021 RSUs having a grant date fair value of $236,790, based on the closing price of Carvana's Class A common stock on January 16, 2025 of $231.92. As disclosed in the table above, the Equity Retainer grant was calculated at a target value of $250,000 based on a stock price of $245.00, which was chosen based on the closing prices of the Class A common stock during the fourth quarter of 2024, at the beginning of the merit review process for all employees. Each Equity Retainer grant will vest on May 1, 2026, and settle within 30 days thereafter, subject to the non-employee director's continued service on the Board as of such date.
(b) For Messrs. Maroone, Platt, and Quayle, and Ms. Parikh, the Cash Retainers (including for service on a Board committee, as a committee chair, and as Lead Director for the second, third, and fourth quarters of 2025 and the first quarter of 2026, as applicable) were received in the form of immediately vesting RSUs on January 17, 2025, with a grant date fair value based on the closing price of Carvana's Class A common stock on January

16, 2025 of $231.92, as detailed below. In each case, the number of RSUs underlying each Cash Retainer grant was calculated based on a stock price of $245.00.

(i) Mr. Platt's Cash Retainer grant included the annual Cash Retainer and the Cash Retainers for service as chair of the Audit Committee and as a member of the Compensation and Nominating Committee. Mr. Platt's Cash Retainer grant was calculated at a target value of $130,000, paid in the form of 531 RSUs, and had a grant date fair value $123,150.
(ii) Mr. Quayle's Cash Retainer grant included the annual Cash Retainer and the Cash Retainer for service as a member of the Compensation and Nominating Committee. Mr. Quayle's Cash Retainer grant was calculated at a target value of $95,000, paid in the form of 388 RSUs, and had a grant date fair value of $89,985.
(iii) Mr. Maroone's Cash Retainer grant included the annual Cash Retainer and the Cash Retainers for service as Lead Director and as a member of the Audit Committee. Mr. Maroone's Cash Retainer grant was calculated at a target value of $145,000, paid in the form of 592 RSUs, and had a grant date fair value of $137,297.
(iv) Ms. Parikh's Cash Retainer grant included the annual Cash Retainer and the Cash Retainers for service as a member of the Audit Committee and the Compensation and Nominating Committee. Ms. Parikh's Cash Retainer grant was calculated at a target value of $115,000, paid in the form of 470 RSUs, and had a grant date fair value of $109,003.

DIRECTOR AND CEO STOCK OWNERSHIP GUIDELINES

Non-employee directors are expected to hold Company stock with a fair market value equal to at least five times the annual Cash Retainer, not including Cash Retainers paid for serving as the Lead Director or as the chair or member of a committee, within five years of initial election. The CEO is expected to hold Company stock with a fair market value equal to at least six times base salary within five years of appointment. Compliance is measured on an annual basis, as of the end of each calendar year. These guidelines serve to align the interests of our directors to those of our stockholders.

Under this formula, the current ownership requirement is $1,250,000 (5 x $250,000) of Company stock for non-employee directors, and $5,775,300 (6 x $962,550) of Company stock for our CEO. Each director is expected to continue to meet the ownership requirement for as long as he or she serves as a director of the Board. As of the date of this Proxy Statement, all of the directors, including our CEO, were in compliance with these guidelines. Further details regarding the Company stock ownership guidelines and qualifying forms of ownership thereunder may be found on our website at investors.carvana.com/corporate-governance/governance-documents. The contents of our website are not incorporated by reference in this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

POLICIES FOR APPROVAL OF RELATED PARTY TRANSACTION

We have adopted a written policy with respect to the review, approval, and ratification of related party transactions. Under the policy, our Board is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, the disinterested members of our Board will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Board to consider, among other factors it deems appropriate:

(a)the related person’s relationship to us and interest in the transaction;
(b)the material facts of the proposed transaction, including the proposed aggregate value of the transaction;
(c)the impact on a director’s independence in the event the related person is a director or an immediate family member of the director;
(d)the benefits to us of the proposed transaction;
(e)if applicable, the availability of other sources of comparable products or services; and
(f)an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Board may approve transactions only if it determines that the transaction is on terms no less favorable in the aggregate than those generally available to an unaffiliated third party under similar circumstances.

AMENDED AND RESTATED LLC AGREEMENT

In accordance with the Carvana Group amended and restated LLC Agreement, and in connection with the issuance of senior secured notes and senior unsecured notes (collectively the “Senior Notes”) by Carvana Co. (see Carvana’s Annual Report on Form 10-K for 2025, Item 8, Note 9 — Debt Instruments and Note 10 — Stockholders' Equity), Carvana Group issued Class A Non-Convertible Preferred Units to Carvana Co. The consideration for the capital contribution made or deemed to have been made by Carvana Co. to Carvana Group was equal to the net proceeds of the Senior Notes issuances received by Carvana Co. As a result, as of December 31, 2025, Carvana Co. held the following shares of Class A Non-Convertible Preferred Units:

Issuance Date	Senior Notes Tranche	Class A Non-Convertible Preferred Units (in thousands)
March 2021	2027 Senior Unsecured Notes	32
October 2020	2028 Senior Unsecured Notes	22
August 2021	2029 Senior Unsecured Notes	26
May 2022	2030 Senior Unsecured Notes	27
September 2023	2030 Senior Secured Notes	1,660
September 2023	2031 Senior Secured Notes	2,269
		4,036

In the event Carvana Co. makes payments on the Senior Notes, Carvana Group will make an equal cash distribution, as necessary, to the Class A Non-Convertible Preferred Units. For each $1,000 principal amount of the Senior Notes that Carvana Co. repays or otherwise retires, one Class A Non-Convertible Preferred Unit is canceled and retired.

The operations of Carvana Group, and the rights and obligations of the holders of Carvana Group's common units (the "LLC Unitholders"), are set forth in the LLC Agreement.

EXCHANGE AGREEMENT

On April 27, 2017, we entered into an exchange agreement with Carvana Co. Sub LLC (our wholly owned subsidiary), Carvana Group, and the LLC Unitholders. Under the exchange agreement, LLC Unitholders (and certain permitted transferees thereof) may exchange at any time their LLC Units on a five-to-four conversion ratio for either shares of our Class A common stock or for cash, at the Company's discretion. To the extent LLC Unitholders also hold Class B common stock, they will be required to deliver to us the same number of shares of Class B common stock as Class A common stock being exchanged for. We will then cancel those shares of Class B common stock. As LLC Unitholders exchange their interest in Carvana Group, our indirect interest in Carvana Group will increase correspondingly.

When an LLC Unitholder makes an exchange, they receive four shares of Class A common stock for every five Class A Units or, at our option, cash equal to the value of a share of Class A common stock multiplied by 0.8 times the number of Class A Units being exchanged. The value of the Class A common stock is determined by the average of the volume-weighted average prices for a share of Class A common stock for each of the three consecutive full trading days ending on and including the last full trading day immediately prior to the related date of exchange. Class B Units are subject to vesting and a participation threshold, and, as a result, LLC Unitholders exchanging vested Class B Units will receive a number of shares of Class A common stock equal to the Class A common stock value (determined the same way as above) less the applicable participation threshold multiplied by 0.8 times the number of vested Class B Units being exchanged, divided by the same Class A common stock value, subject to adjustment as set forth in the exchange agreement.

REGISTRATION RIGHTS AGREEMENT

In connection with the IPO, we entered into a registration rights agreement with certain LLC unitholders. These LLC unitholders are entitled to request that we register their shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” All of these LLC unitholders will be entitled to participate in certain of our registered offerings, subject to the restrictions in the registration rights agreement. We will pay expenses in connection with the exercise of these rights. The registration rights described in this paragraph apply to (1) shares of our Class A common stock held by certain LLC unitholders, and (2) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the Class A common stock described in clause (1) with respect to any dividend, stock split, recapitalization, reorganization, or certain other corporate transactions (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities, provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act of 1933, as amended (the "Securities Act") or repurchased by us or our subsidiaries. In addition, any Registrable Securities held by a person other than an LLC Unitholder and their affiliates will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.

TAX PAYMENTS ON BEHALF OF NON-CONTROLLING MEMBERS

As a partnership, Carvana Group is not subject to U.S. federal and certain state and local income taxes. Any taxable income or loss generated by Carvana Group is passed through to and included in the taxable income or loss of its members (LLC Unitholders), including Carvana Co., based on its allocable share held in Carvana Group. Nonetheless, many states require that partnerships make mandatory tax payments on behalf of members who are non-residents of the respective states. Accordingly, if Carvana Group generates taxable income and is required to remit income tax on behalf of its members, it will make payments to the states through composite tax returns and non-resident withholding. These payments are treated as distributions to the affected members because the amounts remitted are a payment of income tax on behalf of the affected members. During the year ended December 31, 2025, the Company made mandatory composite and non-resident withholding tax payments on behalf of non-controlling members of $4 million, of which $3 million was paid on behalf of related parties, and of which $3 million was paid to the Garcia Parties and entities controlled by them.

TAX RECEIVABLE AGREEMENT

We have entered into a Tax Receivable Agreement ("TRA") with LLC Unitholders that will provide for the payment from time to time by us to the LLC Unitholders of 85% of the amount of the benefits, if any, that we realize directly or indirectly or, under certain circumstances, are deemed to realize as a result of:

1.the increase in our wholly owned subsidiary’s proportionate share of the existing tax basis of the assets of Carvana Group and an adjustment in the tax basis of the assets of Carvana Group reflected in that proportionate share as a result of any future exchanges of LLC Units held by an LLC Unitholder for shares of our Class A common stock or cash; and
2.certain other tax benefits related to our making payments under the TRA.

We expect to benefit from the remaining 15% of any tax benefits that we actually realize and, except in connection with a change of control, we are not required to make any payments under the TRA until after we have directly or indirectly realized (or have been deemed to have realized) benefits in excess of such payments. These payment obligations are obligations of Carvana Co. and not of Carvana Group. As of December 31, 2025, we recorded a TRA liability of $2.3 billion, of which $1.7 billion will be paid to related parties, and of which $1.6 billion will be paid to the Garcia Parties and entities controlled by them. During the year ended December 31, 2025, the Company made TRA payments of $17 million, of which $13 million was paid to related parties, and of which $12 million was paid to the Garcia Parties and entities controlled by them.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the officers and directors with contractual rights to indemnification, expense advancement, and reimbursement, to the fullest extent permitted under Delaware law. Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law.

RELATED PARTY EMPLOYMENT RELATIONSHIPS

During the year ended December 31, 2025, we employed Devin LaCrosse, who is the brother-in-law of our President of Special Projects, Tom Taira, as Associate Director, Strategic Partnerships. Mr. LaCrosse's compensation is based on his education, experience, and the responsibilities of his position. For the year ended December 31, 2025, Mr. LaCrosse received a salary of approximately $195,000 and equity awards totaling approximately $47,132, to vest over four years.

WARRANT AGREEMENT

On June 25, 2025, a private consumer products company issued the Company a warrant to purchase shares of its common stock that as of December 31, 2025 Carvana valued at $1.5 million in aggregate. The warrant vests in various tranches through 2029 based on jointly determined performance goals. Mark Walter, who indirectly controls CVAN Holdings, LLC,  which in turn owns 8% of Carvana Co.'s Class B common stock as of March 10, 2026, also has a substantial ownership interest in the warrant issuer.

RELATIONSHIP WITH DRIVETIME

Prior to November 1, 2014, Carvana, LLC was a wholly owned subsidiary of DriveTime. On November 1, 2014, DriveTime distributed the units of Carvana, LLC to the unitholders of DriveTime on a pro rata basis, (the “Spinoff”). DriveTime is controlled by our controlling stockholder, Ernest C. Garcia, II, who is also the father of our CEO, Ernest C. Garcia, III. Following the Spinoff, the unitholders of DriveTime contributed the Carvana, LLC units to Carvana Group.

Subsequent to the Spinoff, we entered into several agreements with DriveTime and affiliated companies that were primarily intended to facilitate our transition to a standalone company, which are described below, along with subsequent agreements. We refer to DriveTime and its subsidiaries and affiliates, other than us, as “DriveTime”. In addition to the discussion below, our relationship with DriveTime is further discussed in Carvana’s Annual Report on Form 10-K for 2025, Item 8, Note 6 — Related Party Transactions. There can be no assurances that DriveTime or its affiliated companies will enter into any new agreements or arrangements with us, or extend or renew existing agreements or arrangements, on the same terms, similar terms, or at all.

INSPECTION AND RECONDITIONING CENTER LEASE AGREEMENTS

In connection with the Spinoff, we entered into a sublease agreement (the "Sublease Agreement"), dated November 1, 2014, with DriveTime that previously governed our access to and utilization of space at certain inspection and reconditioning centers ("IRCs") in Blue Mound, Texas, and Delanco, New Jersey, which previously were DriveTime IRCs. At both of these locations, we made monthly lease payments based on DriveTime's actual rent expense and we were responsible for the actual insurance costs, tenant improvements required to conduct operations, and real estate taxes. Total expenses related to the Sublease Agreement were approximately $0.9 million for the year ended December 31, 2025.

On March 3, 2025, we assumed DriveTime's lease at the Blue Mound, Texas location on the same terms and conditions previously applicable to DriveTime (the "Blue Mound Lease"). DriveTime was released from the Blue Mound Lease, but continues to guarantee our obligations. We do not compensate DriveTime for the guarantee. The Blue Mound Lease expires in 2029, with two five-year renewal options, and total expenses related thereto were approximately $1.0 million in 2025.

On October 29, 2025, we assumed DriveTime's lease at the Delanco, New Jersey location on the same terms and conditions previously applicable to DriveTime (the "Delanco Lease"). The Company now leases its IRC in Delanco, New Jersey from 600 Creek Road, LLC, an affiliate of DriveTime, which lease expires in 2032, with no further renewal options. Total expenses related to the Delanco Lease were approximately $0.1 million in 2025.

On February 27, 2017, we entered into a lease with DriveTime for an IRC in Winder, Georgia (the "Winder Lease"). On May 28, 2024, the expiration for the Winder Lease was extended to 2030, subject to two remaining renewal options of five years each. Our total expenses related to this lease agreement were approximately $1.3 million for the year ended December 31, 2025.

HOUSTON, TX VENDING MACHINE LEASE GUARANTEE

On July 14, 2015, DriveTime guaranteed our lease obligations for our Houston, Texas vending machine. We did not compensate DriveTime for the guarantee. Total expenses related to this lease agreement were approximately $0.3 million for the year ended December 31, 2025. On May 19, 2025, DriveTime was released as a guarantor and has no further involvement with this property.

TEMPE, AZ OFFICE SPACE

In December 2019, DriveTime purchased an office building in Tempe, Arizona that we leased from an unrelated party. In connection with the purchase, DriveTime assumed that lease on December 4, 2019. The lease has an initial term of 10 years expiring in 2029, subject to the right to exercise two five-year extension options. Total expenses related to this lease agreement were approximately $0.8 million for the year ended December 31, 2025.

SERVICING AGREEMENTS WITH DRIVETIME

In December 2015, we entered into a servicing agreement (the "Servicing Agreement") with DriveTime, as amended and restated July 2022, wherein DriveTime agreed to perform certain servicing and administrative functions with respect to automotive finance receivables we own after origination and before sale. In the year ended December 31, 2025, DriveTime had gross revenues of approximately $4.6 million for performing servicing functions for such receivables on our balance sheet.

Further, DriveTime continues to perform certain servicing and administrative functions with respect to automotive finance receivables we sell or pledge under the following agreements:

Master Purchase and Sale Agreement

In December 2016, we entered into a Master Purchase and Sale Agreement (the "MPSA") pursuant to which we sell finance receivables meeting certain underwriting criteria under a committed forward flow arrangement to certain independent financing partners, including Ally Bank and Ally Financial (the "Ally Parties") without recourse to the Company for their post-sale performance. On January 3, 2025, the Company and Ally amended the MPSA to reestablish the commitment by Ally to purchase up to $4.0 billion of principal balances of finance receivables between January 3, 2025 and January 2, 2026, and further amended the MPSA on April 29, 2025 to reestablish the commitment by Ally to purchase up to $4.0 billion of principal balance of finance receivables between April 30, 2025 and April 29, 2026. On October 28, 2025, the Ally MPSA was further amended to increase the commitment by Ally to purchase up to $6.0 billion of principal balance of finance receivables between October 28, 2025 and October 27, 2026, with all other terms and conditions remaining unchanged from the preceding Ally MPSA. During the year ended December 31, 2025, we sold to Ally approximately $4.7 billion in principal balances of finance receivables under the purchase and sale agreement. DriveTime is engaged by the Ally Parties as servicer of the receivables under the MPSA and had gross revenues of approximately $94.3 million pursuant to the agreement for performing servicing functions for the year ended December 31, 2025.

Fixed Pool Loan Sales

During the year ended December 31, 2025, the Company entered into three separate definitive loan purchase agreements with three separate independent, third-party purchasers for the sale of up to a total of $12 billion of principal balance of finance receivables through the fourth quarter of 2027. These agreements formalize existing relationships with loan purchasers and establish defined expectations for loan sale volume and sale procedures throughout the respective agreement periods. During the year ended December 31, 2025, the Company completed fixed pool loan sales to these independent, third-party purchasers of approximately $4.2 billion in principal balances of finance receivables. DriveTime is engaged by the third party purchasers as the servicer of the underlying receivables and generated gross revenues of approximately $51.1 million in connection with its servicing functions for the year ended December 31, 2025.

Transfer Agreements

At various times throughout the year ended December 31, 2025, we entered into 5 transfer agreements, pursuant to which we sold finance receivables meeting certain underwriting criteria to certain purchaser trusts in connection with the securitization of those finance receivables. Under these agreements, the purchaser trusts purchased an aggregate of approximately $3.5 billion in principal balances of finance receivables.

The purchaser trusts of these securitizations engaged Carvana as the administrator of such trusts and DriveTime as servicer of the underlying receivables. In the year ended December 31, 2025, DriveTime had gross revenues of approximately $92.6 million for performing servicing functions under these and historical transfer agreements. Additionally, during the year ended December 31, 2025, DriveTime, as servicer, exercised its optional clean-up call on certain 2019 and 2020 securitization trusts. Optional clean-up calls are customary features of automobile securitization transactions and typically exercised when a loan pool has amortized down to a pre-determined percentage of its original balance. These clean-up calls resulted in total payments of $48.8 million to the purchaser trusts, of which the Company received $0.4 million attributable to its retained interests in such trusts at the time of exercise.

Credit Facilities

We maintain the following short-term revolving credit facilities to fund certain finance receivables we originate, prior to selling them, which are typically secured by the finance receivables pledged to them (the "Finance Receivable Facilities").

Commencement Date	Line of Credit	Maturity Date
January 2020	$500,000,000	April 15, 2026
February 2020	$600,000,000	November 24, 2027
April 2021	$600,000,000	October 9, 2026
March 2022	$600,000,000	August 6, 2026
May 2023	$600,000,000	February 14, 2027
September 2025	$600,000,000	March 29, 2027

As of the date hereof, the lenders have committed an aggregate amount of $3.5 billion under these facilities. The lenders and the Company engaged DriveTime as servicer of the receivables. In the year ended December 31, 2025, DriveTime had gross revenues of approximately $1.1 million for performing these servicing functions for such receivables on our balance sheet. For additional information regarding the Finance Receivable Facilities, please see Carvana’s Annual Report on Form 10-K for 2025, Item 8, Note 9 — Debt Instruments.

MASTER DEALER AGREEMENT

In December 2016, we entered into a master dealer agreement with DriveTime, most recently amended in April 2021. Pursuant to this agreement, we may sell vehicle service contracts (“VSCs”) to customers purchasing a vehicle from us. We earn a commission on each VSC sold to our customers and DriveTime is obligated by and subsequently administers the VSCs. We collect the retail purchase price of the VSCs from our customers and remit the purchase price net of commission to DriveTime. The Master Dealer Agreement further allows us to receive payments for excess reserves based on the performance of the VSCs versus the reserves held by the VSC administrator, once a required claims period for such VSCs has passed. During the year ended December 31, 2025, we recognized approximately $338 million of commissions earned on VSCs sold to our customers and administered by DriveTime, net of a reserve for estimated contract cancellations and payments for excess reserves to which we expect to be entitled.

Beginning in 2017, DriveTime also administers the limited warranty provided to all customers. We pay a per-contract fee to DriveTime to administer the limited warranty included with every purchase. We incurred costs of approximately $24 million during the year ended December 31, 2025, related to the administration of the limited warranty.

PROFIT-SHARING AGREEMENT

In June 2018, we entered into an agreement with an unaffiliated third party, pursuant to which Carvana would sell certain Road Hazard ("RH") and Pre-Paid Maintenance ("PPM") contracts. Under this agreement, third parties would administer the RH and PPM contracts, including providing customer and administrative services, and pay a profit-sharing component to Carvana. In 2022, we began selling equivalent offerings from DriveTime, pursuant to the Master Dealer Agreement discussed above, and all rights and obligations in connection with existing RH and PPM contracts were transferred to DriveTime (the "Transferred Contracts"). Finally, in December 2022, we entered into a profit-sharing agreement with DriveTime with regard to the Transferred Contracts (the "Profit Sharing Agreement"). During the year ended December 31, 2025, we recognized approximately $9 million related to payments under the Profit-Sharing Agreement to which we expect to be entitled.

WHOLESALE REVENUE

In 2020, DriveTime began purchasing wholesale vehicles from us through competitive auctions that are open to other dealers. As a result, we recognized approximately $27 million of revenue from DriveTime wholesale vehicle purchases during the year ended December 31, 2025. The Company also purchased $12 million of vehicles from DriveTime through competitive auctions that are open to other dealers during the year ended December 31, 2025.

Beginning in 2022, DriveTime also sells vehicles to, and purchases vehicles from, third parties using our wholesale marketplace platform. These transactions occur on our competitive platforms, through which all registered buyers are able to bid on and purchase, or list and sell, wholesale vehicles. We recognized approximately $12 million of revenue from DriveTime's purchases and sales through our wholesale marketplace platform during the year ended December 31, 2025.

RETAIL RECONDITIONING SERVICES

Effective September 21, 2023, we entered into a Retail Reconditioning Services Agreement with DriveTime, pursuant to which we provide DriveTime with certain reconditioning services through our wholesale marketplace platform. We recognized $0.3 million of revenue and $0.2 million of expense from DriveTime under the Retail Reconditioning Services Agreement during the year ended December 31, 2025.

AIRCRAFT TIME SHARING AGREEMENT

On October 22, 2015, we entered into an agreement to share usage of two aircraft operated by DriveTime. Pursuant to the agreement, as amended, we agreed to reimburse DriveTime for actual expenses for each of our flights. The original term of the agreement was for 12 months, with perpetual 12-month automatic renewals. Either the lessors or the lessees can terminate the lease with 30 days’ prior written notice. We reimbursed DriveTime approximately $0.7 million under this agreement during the year ended December 31, 2025.

From time to time, we have entered and intend to continue to enter into other transactions with DriveTime, with respect to which, the amount involved may not exceed $120,000.

EXECUTIVE OFFICERS

Ernest C. Garcia, III is the President and CEO of Carvana and the Chairman of our Board. His biography can be found under “Board of Directors and Corporate Governance – Continuing Directors.”

MARK JENKINS	Chief Financial Officer
Professional Highlights: •Wharton School, University of Pennsylvania ◦Professor, Finance (2009-2014) •Brattle Group ◦Economic Consultant (2001-2004)	In This Position Since July 2014 Age: 47 Education: •B.S.E. Duke University •Ph.D. Stanford University

BENJAMIN HUSTON	Co-Founder, Chief Operating Officer
Professional Highlights: •Looterang ◦Co-founder (2011-2012) •Latham & Watkins LLP ◦Associate(2008-2011)	In This Position Since Inception in 2012 Age: 43 Education: •B.A. Stanford University •J.D. Harvard Law School

RYAN KEETON	Co-Founder, Chief Brand Officer
Professional Highlights: •Montero Group ◦Principal (2010-2012) •George P. Johnson ◦Director of Strategic Marketing (2008-2010)	In This Position Since Inception in 2012 Age: 47 Education: •B.A. Harvard University

DANIEL GILL	Chief Product Officer
Professional Highlights: •Huddler ◦Co-Founder & CEO (2007-2014)	In This Position Since March 2015 Age: 43 Education: •B.S. Stanford University

PAUL BREAUX	Vice President, General Counsel, Secretary, Chief Compliance Officer
Professional Highlights: •Andrews Kurth LLP ◦Associate (2008-2015)	In This Position Since August 2015 Age: 42 Education: •B.A., B.B.A, The University of Texas at Austin •J.D., Harvard Law School

THOMAS TAIRA	President, Special Projects
Professional Highlights:
•Propel AI
◦Co-Founder & CEO (2018)
•TrueCar, Inc.
◦Co-Founder; Various Roles as Chief Product Officer, Chief Strategy Officer, & President (2005 - 2018)
•Honk LLC
◦Co-Founder & CEO (2009-2010)

In This Position Since October 2018 Age: 55 Education: •B.A. University of California, Irvine •M.B.A. Georgetown University

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation objectives and design, our compensation-setting process, our executive compensation program components, and the decisions made in 2025 with respect to our CEO, chief financial officer (our "CFO"), and our three other most highly compensated executive officers for the year ended December 31, 2025, who have been designated as our “named executive officers” under Item 402 of Regulation S-K (each, an “NEO” and collectively, the “NEOs”):

Named Executive Officer	Position
Ernest C. Garcia, III	President, Chief Executive Officer, and Chairman
Mark Jenkins	Chief Financial Officer
Benjamin Huston	Chief Operating Officer
Daniel Gill	Chief Product Officer
Thomas Taira	President, Special Projects
This CD&A may contain statements regarding future individual and Company performance targets and goals. These targets and goals should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

COMPANY PERFORMANCE HIGHLIGHTS

2025 marked a milestone year for Carvana, achieving significant milestones in both scale and profitability. Retail units rose 43% to 596,641 and revenue surpassed $20.3 billion with an estimated market share of 1.6%. These gains translated into record company-level profitability, with net income of $1.895 billion and Adjusted EBITDA of $2.237 billion. Operational efficiency improvements further drove a year-over-year reduction in operations and overhead expense per unit.

Beyond financial performance, we made meaningful strides in customer experience and the efficiency of our infrastructure. We expanded vehicle selection by 42% to more than 75,000 total website units as of December 31, 2025 and grew inventory pools to 34 locations nationwide, cutting average delivery times by a full day compared to 2024 and more than doubling the shares of sales with same-day or next-day deliveries. Carvana's addition to the S&P 500 and recognition on Forbes' 2026 Best Large Employers list also underscore the durability of our momentum and the scalability of our vertically integrated model. Carvana’s record breaking progress in 2025 is demonstrated through the following highlights:

Carvana's five-year shareholder return was 76.2% as of December 31, 2025, as shown below in relation to our compensation peer group companies (see “Competitiveness of our Compensation Program” below) as an index as well as the S&P 500 and S&P 500 Consumer Discretionary Distribution & Retailing Indices.

Note that Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. A description of these measures and a reconciliation of these measures to the most closely comparable GAAP measure can be found in Annex C of this Proxy Statement.

COMPENSATION OBJECTIVES AND PRINCIPLES

We maintain strong executive compensation policies and practices, including robust compensation-related corporate governance standards, consistent with our executive compensation philosophy. We believe our executive compensation program effectively supports our strategic and financial goals, fosters innovation, and rewards performance. We directly link a significant portion of executive pay to Company performance and long-term stockholder value to promote a culture of accountability and teamwork. We employ rigorous governance processes to monitor and evaluate our programs, implement best practices, and engage with stockholders for feedback. The following summary highlights our executive compensation and related governance policies and practices:

WHAT WE DO	WHAT WE DO NOT DO
✓ A significant portion of compensation is "at risk" and tied to long-term Company performance	x No discretionary or guaranteed incentive payments
✓ Maintain an independent Compensation and Nominating Committee	x No excise-tax gross-up provisions
✓ Retain an independent compensation consultant to evaluate our executive compensation and make recommendations	x We do not focus on short-term employee rewards at the expense of long-term corporate gains
✓ Maintain a clawback policy	x No option repricing without stockholder consent
✓ Annual review of market-based executive compensation levels	x Executives are prohibited from hedging
✓ Limited perquisites

Carvana seeks to create and maintain a culture of teamwork and high performance. Our executive compensation programs are designed to support this objective. Philosophically, we aim to treat our executives fairly when considering:

(a)the complexity of their jobs,
(b)the market for their executive talent,
(c)their individual performance,
(d)the financial and strategic performance of the Company,
(e)the Company's interest in retaining and motivating key leaders, and
(f)the continually changing environment in which we operate.

Within that framework, it is critical that we achieve our objectives to:

(a)attract and retain the best executive talent to support our profitability initiatives and long-term growth,
(b)align the interests of our executives with those of our stockholders, and
(c)provide incentives that are linked directly to our profitable growth initiatives and long-term strategies.

We target total compensation opportunities that, in the aggregate, are competitive with our approved compensation peer group, taking into account Company performance, individual performance, tenure, and experience.

COMPENSATION SETTING PROCESS

ROLE OF COMPENSATION AND NOMINATING COMMITTEE AND CHIEF EXECUTIVE OFFICER IN SETTING EXECUTIVE COMPENSATION

The Compensation and Nominating Committee oversees the design, development, and implementation of the compensation program for our CEO and other NEOs. The Compensation and Nominating Committee evaluates the performance of our executives, including the NEOs, considering input from our CEO for NEOs other than himself) and advice from its independent compensation consultant. Our CEO does not participate in portions of Compensation and Nominating Committee meetings or meetings of the Board in which his compensation is determined, and recuses himself from certain discussions and decisions regarding his own compensation.

Additionally, our CEO has requested that his total compensation be set significantly below the market median in light of his significant ownership interest in our Company.

Based on these assessments, the members of the Compensation and Nominating Committee, each of whom is an independent director, make the final compensation decisions for the NEOs other than the CEO, and make recommendations to the Board for the CEO’s compensation. The Board then makes the final decision for the CEO’s compensation.

INDEPENDENT COMPENSATION CONSULTANT

Our Compensation and Nominating Committee believes that independent advice is important in developing Carvana’s executive compensation programs. Since September 2017, the Compensation and Nominating Committee has engaged Korn Ferry as its independent compensation consultant to advise on executive compensation matters. All work performed by the independent compensation consultant regarding our executive compensation program is tasked and overseen directly by the Compensation and Nominating Committee. Our management provides additional information and analyses to the Compensation and Nominating Committee at the Compensation and Nominating Committee’s direction.

Korn Ferry, at the request of and in service to the Compensation and Nominating Committee, provided certain compensation advisory services for 2025, including assistance with establishing a compensation peer group, benchmarking executive compensation, assessing equity usage (including burn rate and dilution), outlining peer group short- and long-term incentive practices, and reviewing the narrative disclosure in this Compensation Discussion and Analysis.

Korn Ferry does not provide any other material services to or have any other direct or indirect business relationship with Carvana. The Compensation and Nominating Committee has assessed the qualifications, independence, and potential conflicts of interest of Korn Ferry pursuant to the NYSE rules and concluded that Korn Ferry’s work for the Compensation and Nominating Committee did not raise any conflicts of interest.

CONSIDERATION OF THE SAY-ON-PAY VOTE

We last held a non-binding, advisory vote to approve the compensation of our NEOs, commonly referred to as the “say-on-pay” vote, at our 2025 annual meeting of stockholders, as required by Section 14A of the Exchange Act. Our advisory resolution to approve the compensation of our NEOs received substantial majority support from stockholders with over 99.5% “For” votes of votes cast. We view this outcome as strong validation of the alignment of our pay practices with stockholder interests and expectations. Nevertheless, we regularly review and evolve our executive compensation program to reflect business strategy, market practices, stockholder feedback, and regulatory developments. We also last held an advisory vote on the frequency of say-on-pay votes at our 2025 annual meeting of stockholders as required by Section 14A, and will follow the annual frequency approved by our stockholders until the next required vote.

COMPETITIVENESS OF OUR COMPENSATION PROGRAM

Our executive compensation program is designed so that the sum of all components is competitive with market practices. Market practices—or benchmarks—are based on peer-group data and compensation survey data.

The Compensation and Nominating Committee, with the assistance of its compensation consultant, Korn Ferry, reviewed and selected potential peer companies based on size, industry focus, growth rates, customer base, and market for talent. The Compensation and Nominating Committee further reviewed and revised the Company's peer group to reflect our online business model, revenue size, and complexity of operations. With the assistance of its compensation consultant, the Compensation and Nominating Committee approved the following compensation peer group in order to determine market pay levels and pay practices for 2025:

•	Airbnb, Inc.	•	eBay, Inc.
•	Autonation, Inc.	•	Expedia Group, Inc.
•	Block, Inc.	•	Lithia Motors, Inc.
•	Carmax, Inc.	•	Lyft, Inc.
•	Chewy, Inc.	•	Uber Technologies, Inc.
•	Chipotle Mexican Grill, Inc.	•	Wayfair Inc.
•	DoorDash, Inc.	•	Zillow Group, Inc.

The Compensation and Nominating Committee expects to continue to review our compensation peer group on an annual basis, considering changes in our size and business and the businesses of the companies in the peer group.

The Compensation and Nominating Committee also uses compensation survey data in its evaluation of executive pay for the NEOs. Survey data provides insight into positions that may not generally be reported in proxy statements and information about the compensation of executives of non-public companies. To assist the Compensation and Nominating Committee in evaluating 2025 compensation levels, the Compensation and Nominating Committee reviewed both peer-group proxy statement data and information from survey databases, utilizing appropriate subsets based on the size of the Company.

COMPENSATION COMPONENTS

In accordance with our overall compensation philosophy and program, executives are provided with a mix of base salary, long-term incentives, and employee benefits. Our compensation philosophy places a significant portion of NEO total compensation at-risk such that compensation will vary based on Carvana's performance. Variable, time-based compensation is a component of compensation for many of our employees, but a higher proportion of our NEOs’ compensation is at risk than that of our general employee population. As shown in the pay mix chart below, which outlines the target compensation approved by our Compensation and Nominating Committee, our compensation program is designed to be highly equity-based. An average of approximately 88.3% of our NEOs' target approved compensation is at risk and tied to stock price performance through grants of time-based RSUs.

Target CEO and Other NEO Average Compensation by Type

11.7%
88.3%
Base Salary
Time-Based RSUs

The following table describes the material elements of compensation and the objectives of each element:

PROGRAM		DESCRIPTION		OBJECTIVES
ANNUAL COMPENSATION:
Base Salary	•	Ongoing cash compensation based on executive officer's role, responsibilities, competitive market positioning, and individual performance.	•	Attract and retain qualified key managerial talent.
			•	Recognize sustained individual performance.
LONG-TERM COMPENSATION:
Long-Term Incentive Program	•	A long-term incentive program using time-based restricted stock units.	•	Focus executives on long-term Company performance and long-term financial and strategic success.
			•	Retention of key talent.
			•	Align employee and stockholder interests via stock ownership.

BASE SALARY

The base salaries for the NEOs are reviewed annually by the Compensation and Nominating Committee. Individual salaries are determined based upon a combination of factors, including the scope of responsibilities, individual preferences, performance, experience, our Company’s performance, relative shareholder return, an individual's potential for making contributions to future Company performance, and competitive pay practices at comparable companies. The Compensation and Nominating Committee considers all these factors in determining base salary changes and does not assign a specific weighting to any individual factor.

In January 2025, the Compensation and Nominating Committee approved base salary increases of approximately 3.1% on average for the NEOs as part of the Company’s annual merit cycle. In making these adjustments, the Compensation and Nominating Committee considered several factors, including competitive market data relative to our peer group and broader industry benchmarks, individual performance, internal pay equity, and the current inflationary environment. The Compensation and Nominating Committee believes these changes are necessary to attract and retain key leadership talent and to ensure salaries remain market-competitive. The majority of each NEO’s target total direct compensation continues to be at risk and tied to long-term financial and strategic success. For the year ended December 31, 2025, base salaries represented, on average, approximately 11.7% of each executive's target total compensation.

	Base Salary for the Year Ended
Name and Principal Position	2025	2024	2023
Ernest C. Garcia, III - Chief Executive Officer	$962,550	$930,000	$930,000
Mark Jenkins - Chief Financial Officer	$955,305	$923,000	$923,000
Benjamin Huston - Chief Operating Officer	$955,305	$923,000	$923,000
Daniel Gill - Chief Product Officer	$825,000	$825,000	$825,000
Thomas Taira - President, Special Projects (1)	$840,000	$800,000	$1,014,000

(1) Mr. Taira served as an NEO in 2023 and 2025.

LONG-TERM INCENTIVE PROGRAM

The Compensation and Nominating Committee believes that stock-based performance compensation is essential to align the interests of Carvana’s management and its stockholders in enhancing the long-term value of our equity and to encourage executives to remain with the Company. Due to the Compensation and Nominating Committee's focus on long-term growth, the majority of executive compensation is tied to long-term stock price. This structure is reviewed by the Compensation and Nominating Committee annually and may change in the future. Among the varied types of equity awards the Compensation and Nominating Committee is authorized to use under the equity plan, the Compensation and Nominating Committee determined to use time-based RSU grants for the purpose of retention and performance recognition. The Compensation and Nominating Committee determined that time-based RSUs were the most appropriate form of equity compensation for 2025 in light of current market conditions and the Company’s strategic priorities. This approach provides a straightforward and effective means of incentivizing and retaining key executives and directly ties the value of executive compensation to the performance of the Company’s stock over time, ensuring alignment with stockholder interests.

2025 Time-Based RSU Grants

For 2025, the Compensation and Nominating Committee granted to each NEO a time-based RSU award. The target value received on January 17, 2025 was equal to approximately 88.3% of each NEO’s total direct compensation. The target values chosen by the Compensation and Nominating Committee were based on a stock price of $245.00, which was chosen based on the closing prices of the Class A common stock during the fourth quarter of 2024, at the beginning of the merit review process for all employees. These RSUs will vest 25% on April 1, 2026 and in 36 monthly installments thereafter, subject to each grantee's continued employment.

	2025 Time-Based RSU Grants
Name and Principal Position	Number of RSUs Granted	Target Value	Grant Date Fair Value
Ernest C. Garcia, III - Chief Executive Officer	31,990	$7,837,550	$7,419,121
Mark Jenkins - Chief Financial Officer	31,816	$7,794,920	$7,378,767
Benjamin Huston - Chief Operating Officer	31,816	$7,794,920	$7,378,767
Daniel Gill - Chief Product Officer	28,470	$6,975,150	$6,602,762
Thomas Taira - President, Special Projects	19,225	$4,710,125	$4,458,662

2023 Performance-Based RSU Grants

As previously disclosed, for 2023, the Compensation and Nominating Committee granted each of the NEOs an award of performance-based restricted stock units ("PSUs"), 50% of which was contingent upon the filing of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K reflecting positive Adjusted EBITDA for a calendar quarter ending on or before December 31, 2023 (the “2023 Adjusted EBITDA PSUs”), and 50% of which was contingent upon the filing of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K reflecting positive Core Free Cash Flow for a calendar quarter ending on or before December 31, 2025 (the “2023 Core Free Cash Flow PSUs”). Core Free Cash Flow is defined as Adjusted EBITDA minus capital expenditures and interest expense. 100% of the 2023 Adjusted EBITDA PSUs vested upon the filing of the Company's Quarterly Report on Form 10-Q for the second quarter of 2023 on July 19, 2023, and 100% of the 2023 Core Free Cash Flow PSUs vested upon the filing of the Company's Quarterly Report on Form 10-Q for the first quarter of 2024 on May 1, 2024.

2024 Performance-Based RSU Grants

As previously disclosed, for 2024, the Compensation and Nominating Committee granted the NEOs a PSU award:
•33.3% of which vested on October 30, 2024, upon the filing of a Quarterly Report on Form 10-Q reflecting that, on a rolling basis, in the prior four fiscal quarters combined, the Company achieved over $1 billion of Adjusted EBITDA (as defined in the report, i.e. net income (loss) plus income tax (benefit) provision, interest expense, other operating expense, net, other (income) expense, net, depreciation and amortization expense in cost of sales and selling, general, and administrative ("SG&A") expenses, share-based compensation expense in cost of sales and SG&A expenses, and certain other adjustments) or more (the "Adjusted EBITDA PSUs");

•33.3% of which will vest contingent upon the filing of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K reflecting (i) the metrics required for the vesting of the Adjusted EBITDA PSUs and (ii) that on a rolling basis, in the prior four fiscal quarters combined, the Company has achieved the sale of 600,000 retail vehicles (the “600,000 Vehicle PSUs”); and

•33.3% of which will vest contingent upon the filing of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K reflecting (i) the metrics required for the vesting of the Adjusted EBITDA PSUs and (ii) that on a rolling basis, in the prior four fiscal quarters combined, the Company has achieved the sale of one million retail vehicles (the “One Million Vehicle PSUs”).

PERQUISITES AND BENEFITS

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we did not provide perquisites to our executive officers in 2025, including our NEOs, except as follows: each of the NEOs, along with certain other employees, can use one of the Company inventory vehicles (which generally will be replaced every three years); each of the NEOs, along with many of our employees, may use a company-provided cellular phone; and each of the NEOs, along with all of our employees, may participate in our 401(k) match benefit, which is based on salary.

We do not expect that any future perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and remain subject to periodic review by the Compensation and Nominating Committee.

TERMINATION, SEVERANCE, AND CHANGE IN CONTROL BENEFITS

We do not have employment or severance agreements with our executives. In the event of a change in control for either Carvana Co. or Carvana Group, any payment due to the NEOs would be governed by the NEOs' individual equity award agreements made under the Company's 2017 Omnibus Incentive Plan (the "Plan"). The Compensation and Nominating Committee believes that payments to NEOs in the event of a change in control as governed by these agreements benefit stockholders by providing an important incentive to NEOs to remain focused on running the business in the case of a pending or actual change in control event.

In the event of a Change in Control of Carvana Co. (as the term is defined in the Plan) and if an NEO is terminated involuntarily without Cause (as the term is defined in the Plan) within twenty-four months following the Change in Control, then all outstanding unvested stock options, time-based RSUs, and PSUs of the NEO granted under effective equity award agreements will become fully exercisable and vested. An NEO whose employment is terminated because of death or disability will have one year from the time of termination to exercise any then-vested options, instead of the usual 90 days, provided that such exercise must occur prior to the expiration date of the options. If an NEO’s employment is terminated due to the NEO's disability, and that NEO later dies within a year of such termination, the legal representative of the NEO’s estate may exercise the options within the earlier period of the one year anniversary of the date of death and the expiration date of the options.

Each NEO is also required to comply with the restrictive covenants set forth in each individual equity award agreement. All NEOs are subject to confidentiality obligations pursuant to their award agreements. In addition, Messrs. Garcia, Jenkins, Huston, and Taira are subject to non-competition provisions during the NEO's employment and for a period of 18 months after termination. Messrs. Garcia, Jenkins, Huston, and Taira are also required to comply with non-solicitation and non-interference obligations during the NEO's employment and for a period of 12 months after termination.

Except for these arrangements described above, none of our NEOs have entered into any plans, arrangements or agreements with Carvana providing for payments upon termination of employment or change in control of Carvana, other than payments generally available to all salaried employees that do not discriminate in scope, terms, or operation in favor of the executive officers of Carvana.

COMPENSATION-RELATED POLICIES

COMPENSATION RECOVERY (“CLAWBACK”) POLICY

The Compensation and Nominating Committee adopted a revised Clawback Policy, effective as of July 25, 2023. As required by SEC and NYSE rules, the Clawback Policy requires Carvana to recover erroneously awarded incentive-based compensation (as defined therein) from current and former executive officers in the event of certain restatements of financial information. The Company is required to recover compensation in accordance with the Clawback Policy except in very limited circumstances, such as when the direct cost of recovery would exceed the amount recovered. Recovery will be on a pre-tax basis, applies without regard to individual fault or misconduct, and the Company will not indemnify or reimburse any executive officer for amounts recovered or for premiums on insurance purchased to cover such amounts. The Compensation and Nominating Committee believes the Clawback Policy is in the best interests of Carvana as it reinforces the Company’s compensation philosophy. The foregoing is intended to be a summary only. To review a copy of our Clawback Policy in its entirety, please refer to Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.

POLICY REGARDING HEDGING AND PLEDGING OF COMPANY STOCK

Carvana’s securities trading policy prohibits certain Carvana securities-related transactions by directors, officers and other employees or requires specific notice and pre-approval requirements. Such prohibitions are premised on the belief that even in those circumstances where the proposed transaction may not constitute a violation of law or applicable regulations, it is nonetheless inappropriate for any director, officer, or other employee to engage in short-term or speculative transactions in our securities that may be viewed as reducing their incentive to improve our performance or inconsistent with the objectives of our stockholders in general. Therefore, it is our policy that directors, officers, and all other employees may not engage in any transactions involving our securities which constitute short sales, puts, calls, or other similar derivative securities. The policy also prohibits certain other transactions, including hedging or monetization transactions—e.g., zero-cost collars, forward sale contracts, and arrangements by directors, officers and certain other employees from pledging company securities as collateral for a loan (without adequate assurance of other available assets to satisfy the loan).

POLICIES AND PRACTICES FOR GRANTING CERTAIN EQUITY AWARDS

In order to ensure consistency in the design of executive compensation, the Board and Compensation and Nominating Committee have determined to grant all annual equity awards to executive officers, including stock options, time-based RSUs, and PSUs in the first quarter of each year. The Board and Compensation and Nominating Committee do not take material nonpublic information into account when determining the timing and terms of awards, and maintain a policy against any timing of disclosure of material nonpublic information for the purpose of affecting the value of any executive compensation.

COMPENSATION AND RISK

We believe that our compensation programs create appropriate incentives to drive sustained, long-term increases in shareholder value. These programs have been designed in a manner that discourages undue risk-taking by employees, and the Compensation and Nominating Committee monitors the incentives created by these programs and policies to determine whether they create undue or misaligned risk-taking. Relevant features of these programs include:

•Focus on weighting compensation toward four-year vesting schedules of equity awards;
•Performance incentives that balance growth with profitability;
•Executive pay generally targeted to be competitive with market practices for comparable roles, informed by an appropriate peer group, except the CEO, who has compensation significantly below market levels due to his significant ownership interest in us;
•No employment agreements with executive officers; and

•Restrictions on trading in Carvana Class A common stock to reduce insider trading compliance risk, as well as prohibitions on pledging and hedging Carvana capital stock.

In light of these features, the Compensation and Nominating Committee has concluded that the risks arising from our executive and employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

TAX AND ACCOUNTING IMPLICATIONS

Carvana considers the tax and accounting aspects of the elements of compensation we offer in determining the most effective method for compensating our executives. When possible, the Compensation and Nominating Committee generally designs our compensation program such that compensation paid to our NEOs can qualify for available income tax deductions. However, the Compensation and Nominating Committee retains flexibility to make compensation decisions, in the exercise of its business judgment, that are based on factors that it determines to be appropriate (as determined by the Compensation and Nominating Committee in its sole discretion) to enable Carvana to continue to attract, retain, reward, and motivate its highly-qualified executives. The Compensation and Nominating Committee may amend or modify plan designs and awards as appropriate to support our strategy, comply with applicable law, and align pay and performance.

COMPENSATION AND NOMINATING COMMITTEE REPORT

The Compensation and Nominating Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Committee recommended to the Carvana Co. Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Carvana Co.’s Annual Report on Form 10-K for the year ended December 31, 2025.

Respectfully submitted by:

Gregory Sullivan (Chair)
Ira Platt
Dan Quayle
Neha Parikh

COMPENSATION TABLES

2025 SUMMARY COMPENSATION TABLE

The following table presents summary information regarding the total compensation awarded to, earned by, and paid to our NEOs for the past three fiscal years:

Name and Principal Position	Year	Salary	Stock awards	Option awards	All other compensation	Total
		($) (1)	($) (2)	($) (2)	($) (3)	($)
Ernest C. Garcia, III	2025	$961,674	$7,419,121	$—	$1,760	$8,382,555
Chief Executive Officer	2024	$930,000	$4,545,530	$5,117,706	$2,164	$10,595,400
	2023	$912,238	$2,071,711	$3,470,000	$712	$6,454,661
Mark Jenkins	2025	$954,435	$7,378,767	$—	$21,647	$8,354,849
Chief Financial Officer	2024	$923,000	$4,508,688	$5,075,873	$14,277	$10,521,838
	2023	$905,375	$2,054,904	$3,459,680	$21,682	$6,441,641
Benjamin Huston	2025	$954,435	$7,378,767	$—	$19,743	$8,352,945
Chief Operating Officer	2024	$923,000	$4,508,688	$5,075,873	$17,124	$10,524,685
	2023	$905,423	$2,054,904	$3,459,680	$19,155	$6,439,162
Daniel Gill	2025	$825,000	$6,602,762	$—	$51,837	$7,479,599
Chief Product Officer	2024	$825,000	$4,031,747	$4,539,034	$51,306	$9,447,087
	2023	$809,265	$1,837,483	$3,093,755	$51,134	$5,791,637
Thomas Taira (4)	2025	$838,184	$4,458,662	$—	$7,710	$5,304,556
President, Special	2024	$800,399	$2,789,644	$2,978,335	$7,800	$6,576,178
Projects	2023	$1,014,000	$1,210,837	$1,872,676	$7,488	$4,105,001

(1) As disclosed in the Company's Current Report on Form 8-K, dated May 10, 2022, Messrs. Garcia, Jenkins, Huston, and Gill volunteered to forego their salaries for a portion of 2022 to help contribute to severance pay for departing team members in connection with a workforce reduction. This reduction carried through to the first pay period of 2023. The amounts reported as salaries for the NEOs for 2023 show the base salary for each NEO approved by the Board and the Compensation and Nominating Committee in February 2023 (for Mr. Garcia $930,000; for Messrs. Jenkins and Huston $923,000; and for Mr. Gill $825,000 for both 2022 and 2023) adjusted for the amount each NEO voluntarily waived. These amounts represent the actual salary each NEO received for 2023.
(2) The amounts reported in the Stock Awards and Option Awards columns represent the grant date fair value of the RSUs, PSUs, and stock options granted to the NEOs during the years presented as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. A discussion of the assumptions used in computing the grant date fair values may be found in Carvana's Annual Report on Form 10-K for 2025, Item 8, Note 12 — Equity-Based Compensation. Amounts include RSUs and stock options that vest over the course of four years, and PSUs that vest on the achievement of certain financial metrics, as further discussed above.

(3) The following items were included in “All Other Compensation” for 2023, 2024, and 2025:

Name	Year	401(k) Plan Company Match($) (i)	Incremental Cost of Company Car($) (ii)	Cellphone Expense($) (iii)	Unused Vacation Payment($) (iv)	Total
Ernest C. Garcia, III	2025	$—	$—	$1,760	$—	$1,760
	2024	$—	$—	$2,164	$—	$2,164
	2023	$—	$—	$712	$—	$712
Mark Jenkins	2025	$2,639	$18,500	$508	$—	$21,647
	2024	$2,556	$11,122	$599	$—	$14,277
	2023	$2,558	$18,500	$624	$—	$21,682
Benjamin Huston	2025	$3,958	$14,750	$1,035	$—	$19,743
	2024	$3,834	$12,354	$936	$—	$17,124
	2023	$3,623	$14,750	$782	$—	$19,155
Daniel Gill	2025	$6,549	$—	$864	$44,424	$51,837
	2024	$6,143	$—	$739	$44,424	$51,306
	2023	$5,639	$—	$1,071	$44,424	$51,134
Thomas Taira(4)	2025	$7,710	$—	$—	$—	$7,710
	2024	$7,800	$—	$—	$—	$7,800
	2023	$7,488	$—	$—	$—	$7,488

(i) Represents discretionary matching contributions under our 401(k) Plan.
(ii) The incremental cost of the Company car to us has been calculated based on the depreciation value of the vehicle.
(iii) Represents the cost of Company-paid cell phone and related service.
(iv) Represents vacation payout of time accrued and unused at year end, paid out as required by California law.

(4) Mr. Taira served as an NEO in 2023 and 2025.

2025 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All other stock awards: Number of shares of stock or units (#) (1)	Grant date fair value of stock awards (2)
Ernest C. Garcia, III	1/16/2025	31,990	$7,419,121
Mark Jenkins	1/16/2025	31,816	$7,378,767
Benjamin Huston	1/16/2025	31,816	$7,378,767
Daniel Gill	1/16/2025	28,470	$6,602,762
Thomas Taira	1/16/2025	19,225	$4,458,662

(1) The amounts in this column represent the number of shares that would be issued for awards of RSUs which are scheduled to vest 25% on April 1, 2026 and in 36 monthly installments thereafter, subject to the grantee's continued employment, as more fully described above under “Compensation Discussion and Analysis—Long Term Incentive Program.”
(2) The amounts reported in this column represent the grant date fair value of the RSUs granted to the NEOs as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR END

	Option Awards				Stock Awards
Name	Number of securities underlying un-exercised options (#) exercisable	Number of securities underlying un-exercised options (#) un-exercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested($) (1)
Ernest C. Garcia, III:
Non-qualified stock options (2)	15,458	21,641	$51.97	2/13/2034	—	$—	—	$—
Non-qualified stock options (2)	40,723	57,012	$42.03	1/24/2034	—	$—	—	$—
Non-qualified stock options (3)	333,333	166,667	$10.07	2/23/2033	—	$—	—	$—
Non-qualified stock options (4)	44,902	4,082	$126.40	2/21/2032	—	$—	—	$—
Non-qualified stock options (5)	18,044	—	$296.05	2/14/2031	—	$—	—	$—
Non-qualified stock options (6)	29,250	—	$88.62	2/14/2030	—	$—	—	$—
Non-qualified stock options (7)	64,426	—	$38.00	2/25/2029	—	$—	—	$—
Non-qualified stock options (8)	15,988	—	$44.21	7/28/2028	—	$—	—	$—
Restricted stock units (9)	—	—	$—		31,990	$13,500,420	—	$—
Restricted stock units (10)	—	—	$—		19,004	$8,020,068	—	$—
Restricted stock units (11)	—	—	$—		33,183	$14,003,890	—	$—
Restricted stock units (12)	—	—	$—		869	$366,735	—	$—
Performance stock units (13)	—	—	$—		—	$—	22,412	$9,458,312
Performance stock units (13)	—	—	$—		—	$—	22,412	$9,458,312
Mark Jenkins:
Non-qualified stock options (2)	132	21,464	$51.97	2/13/2034	—	$—	—	$—
Non-qualified stock options (2)	156	56,547	$42.03	1/24/2034	—	$—	—	$—
Non-qualified stock options (3)	12,342	166,171	$10.07	2/23/2033	—	$—	—	$—

	Option Awards				Stock Awards
Name	Number of securities underlying un-exercised options (#) exercisable	Number of securities underlying un-exercised options (#) un-exercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested($) (1)
Non-qualified stock options (4)	13,159	4,049	$126.40	2/21/2032	—	$—	—	$—
Restricted stock units (9)	—	—	$—		31,816	$13,426,988	—	$—
Restricted stock units (10)	—	—	$—		18,849	$7,954,655	—	$—
Restricted stock units (11)	—	—	$—		32,912	$13,889,522	—	$—
Restricted stock units (12)	—	—	$—		862	$363,781	—	$—
Performance stock units (13)	—	—	$—		—	$—	22,231	$9,381,927
Performance stock units (13)	—	—	$—		—	$—	22,231	$9,381,927
Benjamin Huston:
Non-qualified stock options (2)	15,331	21,464	$51.97	2/13/2034	—	$—	—	$—
Non-qualified stock options (2)	40,390	56,547	$42.03	1/24/2034	—	$—	—	$—
Non-qualified stock options (3)	182,342	166,171	$10.07	2/23/2033	—	$—	—	$—
Non-qualified stock options (4)	44,539	4,049	$126.40	2/21/2032	—	$—	—	$—
Non-qualified stock options (5)	17,687	—	$296.05	2/14/2031	—	$—	—	$—
Non-qualified stock options (6)	28,422	—	$88.62	2/14/2030	—	$—	—	$—
Restricted stock units (9)	—	—	$—		31,816	$13,426,988	—	$—
Restricted stock units (10)	—	—	$—		18,849	$7,954,655	—	$—
Restricted stock units (11)	—	—	$—		32,912	$13,889,522	—	$—
Restricted stock units (12)	—	—	$—		862	$363,781	—	$—
Performance stock units (13)	—	—	$—		—	$—	22,231	$9,381,927
Performance stock units (13)	—	—	$—		—	$—	22,231	$9,381,927
Daniel Gill:
Non-qualified stock options (2)	4,113	19,194	$51.97	2/13/2034	—	$—	—	$—

	Option Awards				Stock Awards
Name	Number of securities underlying un-exercised options (#) exercisable	Number of securities underlying un-exercised options (#) un-exercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested($) (1)
Non-qualified stock options (2)	4,567	50,566	$42.03	1/24/2034	—	$—	—	$—
Non-qualified stock options (3)	18,575	148,595	$10.07	2/23/2033	—	$—	—	$—
Non-qualified stock options (4)	5,431	3,620	$126.40	2/21/2032	—	$—	—	$—
Restricted stock units (9)	—	—	$—		28,470	$12,014,909	—	$—
Restricted stock units (10)	—	—	$—		16,855	$7,113,147	—	$—
Restricted stock units (11)	—	—	$—		29,431	$12,420,471	—	$—
Restricted stock units (12)	—	—	$—		771	$325,377	—	$—
Performance stock units (13)	—	—	$—		—	$—	19,879	$8,389,336
Performance stock units (13)	—	—	$—		—	$—	19,879	$8,389,336
Tom Taira:
Non-qualified stock options (2)	8,996	12,594	$51.97	2/13/2034	—	$—	—	$—
Non-qualified stock options (2)	23,700	33,179	$42.03	1/24/2034	—	$—	—	$—
Non-qualified stock options (3)	61,336	89,946	$10.07	2/23/2033	—	$—	—	$—
Non-qualified stock options (4)	24,592	2,236	$126.40	2/21/2032	—	$—	—	$—
Non-qualified stock options (5)	9,973	—	$296.05	2/14/2031	—	$—	—	$—
Restricted stock units (9)	—	—	$—		19,225	$8,113,335	—	$—
Restricted stock units (10)	—	—	$—		11,060	$4,667,541	—	$—
Restricted stock units (11)	—	—	$—		17,815	$7,518,286	—	$—
Restricted stock units (12)	—	—	$—		476	$200,882	—	$—
Performance stock units (13)	—	—	$—		—	$—	14,099	$5,950,060
Performance stock units (13)	—	—	$—		—	$—	14,099	$5,950,060

(1) Amounts were determined based on the closing price of Carvana's Class A common stock on December 31, 2025 of $422.02. These values may not reflect the value actually realized by the NEOs upon vesting.
(2) These stock options vested 25% on April 1, 2025, and the remaining amount vests in 36 monthly installments on the first of each month thereafter, subject to the grantee's continued employment.
(3) These stock options vested 25% on April 1, 2024, and the remaining amount vests in 36 monthly installments on the first of each month thereafter, subject to the grantee's continued employment.
(4) These stock options vested 25% on April 1, 2023, and the remaining amount vests in 36 monthly installments on the first of each month thereafter, subject to the grantee's continued employment.
(5) These stock options vested 25% on April 1, 2022, and the remaining amount vests in 36 monthly installments on the first of each month thereafter, subject to the grantee's continued employment.
(6) These stock options vested 25% on April 1, 2021, and the remaining amount vests in 36 monthly installments on the first of each month thereafter, subject to the grantee's continued employment.
(7) These stock options vested 25% on April 1, 2020, and the remaining amount vested in 36 monthly installments on the first of each month thereafter, subject to the grantee's continued employment.
(8) These stock options vested 25% on April 1, 2019, and the remaining amount vested in 36 monthly installments on the first of each month thereafter, subject to the grantee's continued employment.
(9) These RSUs vest 25% on April 1, 2026, and the remaining amount vests in 36 monthly installments on the first of each month thereafter, subject to the grantee's continued employment.
(10) These RSUs vested 25% on April 1, 2025, and the remaining amount vests in 36 monthly installments on the first of each month thereafter, subject to the grantee's continued employment.
(11) These RSUs vested 25% on April 1, 2024, and the remaining amount vests in 36 monthly installments on the first of each month thereafter, subject to the grantee's continued employment.
(12) These RSUs vested 25% on April 1, 2023, and the remaining amount vests in 36 monthly installments on the first of each month thereafter, subject to the grantee's continued employment.
(13) These PSUs vest on the date that Carvana files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K with the SEC reflecting achievement of the performance metrics underlying the 600,000 Vehicle PSUs and the One Million Vehicle PSUs (each as defined above).

2025 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards (1)
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Ernest C. Garcia, III	—	$—	41,370	$11,973,601
Mark Jenkins	252,922	$60,865,904	41,028	$11,874,610
Benjamin Huston	218,495	$77,559,489	41,028	$11,874,610
Daniel Gill	455,144	$148,210,131	36,691	$10,619,293
Tom Taira	88,471	$25,899,657	22,856	$6,599,693

(1) Amounts include the vesting of RSUs and PSUs in 2025. The number of shares and values were determined based on the closing price of Carvana’s Class A common stock on each vesting date.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

As described in “Compensation Discussion and Analysis – Termination, Severance, and Change in Control Benefits” above, we do not have an employment or severance plan or agreement with any of our NEOs; however, our NEOs would be entitled to accelerated vesting of certain equity awards upon a change in control or the occurrence of an involuntary termination without cause within 24 months of a change in control. The following table shows the value of the accelerated vesting of equity awards each NEO would have received if on December 31, 2025 there was a change in control and the NEOs were terminated, with values calculated based on the Company's closing stock price on December 31, 2025:

Name	Accelerated Vesting on an Involuntary Termination without Cause Within 24 Months of a Change in Control ($) (1)
Ernest C. Garcia, III	$154,345,170
Mark Jenkins	$153,479,957
Benjamin Huston	$153,479,957
Daniel Gill	$137,253,746
Thomas Taira	$87,382,522

(1) Amounts in this column represent the value based on the Company's closing stock price as of December 31, 2025 of $422.02, and include (a) all outstanding unvested time-based RSUs granted in 2022, 2023, 2024, and 2025 (b) all unvested stock options granted in 2022, 2023, and 2024, and (c) all outstanding unvested PSUs granted in 2024, all of which would become fully vested if the NEO is involuntarily terminated without cause within 24 months of a change in control of Carvana.

Each NEO is required to comply with the restrictive covenants set forth in each NEO's individual equity award agreement, which includes post-employment confidentiality obligations for all NEOs, and post-employment non-solicitation, non-competition, and non-interference obligations for Messrs. Garcia, Jenkins, Huston, and Taira. Please see “Compensation Discussion and Analysis – Termination, Severance, and Change in Control Benefits” for a more detailed discussion regarding the acceleration and treatment of such equity awards.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay-for-performance philosophy. We use grants of time-based RSUs, and have previously used stock options to incentivize our NEOs to increase the value of our enterprise for our stockholders. We have further previously used PSUs to tie executive incentives to key metrics in the Company's operating plan and future success. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s philosophy aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (2)	Average Summary Compensation Table Total for Non-CEO NEOs (3)	Average Compensation Actually Paid to Non-CEO NEOs (4)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions) (7)	Adjusted EBITDA (8)
					Company Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$8,382,555	$110,136,005	$7,372,987	$94,899,087	$176.18	$150.08	$1,895	$2,237
2024	$10,595,400	$118,068,079	$9,291,363	$103,567,575	$84.90	$148.71	$404	$1,378
2023	$6,454,661	$38,123,022	$5,694,360	$32,914,702	$22.10	$109.75	$150	$339
2022	$5,594,436	$(10,103,013)	$5,017,181	$(8,193,813)	$1.98	$77.70	$(2,894)	$(1,041)
2021	$5,050,345	$5,302,981	$4,426,654	$5,423,458	$96.76	$118.97	$(287)	$64

(1) Mr. Garcia was our Chief Executive Officer in all years presented. The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Garcia for each corresponding year in the “Total” column of the Summary Compensation Table (the “SCT”). Refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”
(2) The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Garcia, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Garcia during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Garcia’s total compensation for each year to determine the compensation actually paid (all fair value amounts have been computed in accordance with FASB ASC Topic 718). No adjustments were required for (i) any decrease for awards granted in a prior year that were forfeited or (ii) any increase for the dollar value of any dividends or other earnings paid on equity awards that were not otherwise included in another component of total compensation.

Adjustments to Determine Compensation “Actually Paid” to the CEO	2025	2024	2023	2022	2021
Total Compensation in the SCT	$8,382,555	$10,595,400	$6,454,661	$5,594,436	$5,050,345
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	(7,419,121)	(4,545,530)	(2,071,711)	(1,318,099)	(1,073,181)
Deduction for Amounts Reported under “Option Awards” Column in the SCT	—	(5,117,706)	(3,470,000)	(3,953,009)	(3,219,213)
Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year End	13,500,420	39,857,986	32,410,762	90,575	3,218,077
Increase for Fair Value of Awards Granted During Year that Vest During Year	—	4,646,232	2,962,478	—	—
Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	75,073,883	54,299,787	1,517,897	(5,322,028)	(547,408)
Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year	20,598,268	18,331,910	318,935	(5,194,888)	1,874,361
Compensation Actually Paid to the CEO	$110,136,005	$118,068,079	$38,123,022	$(10,103,013)	$5,302,981

(3) The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Garcia, who has served as our CEO since 2012) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Garcia) included for purposes of calculating the average amounts in each applicable year are as follows: Messrs. Jenkins, Huston, and Gill in all applicable years, Mr. Breaux, who was an NEO in 2024, and Mr. Taira, who was an NEO in 2021, 2022, 2023, and 2025. All fair value amounts have been computed in accordance with FASB ASC Topic 718.
(4) The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Garcia), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Garcia) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Garcia) for each year to determine the compensation actually paid (all fair value amounts have been computed in accordance with FASB ASC Topic 718). No adjustments were required for (i) any decrease for awards granted in a prior year that were forfeited or (ii) any increase for the dollar value of any dividends or other earnings paid on equity awards that were not otherwise included in another component of total compensation.

Adjustments to Determine Compensation “Actually Paid” to Non-CEO NEOs	2025	2024	2023	2022	2021
Total Compensation in the SCT	$7,372,987	$9,291,363	$5,694,360	$5,017,181	$4,426,654
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	(6,454,740)	(3,976,997)	(1,789,532)	(1,130,904)	(910,872)
Deduction for Amounts Reported under “Option Awards” Column in the SCT	—	(4,477,333)	(2,971,448)	(3,378,284)	(2,731,755)
Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year End	11,745,555	34,871,384	27,783,053	77,402	2,730,942
Increase for Fair Value of Awards Granted During Year that Vest During Year	—	4,065,194	2,592,119	3,789	—
Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	64,579,183	47,700,106	1,294,216	(4,317,174)	(501,061)
Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year	17,656,102	16,093,858	311,934	(4,465,823)	2,409,550
Compensation Actually Paid to the Non-CEO NEOs	$94,899,087	$103,567,575	$32,914,702	$(8,193,813)	$5,423,458

(5) Cumulative Total Shareholder Return (“TSR”) is calculated based on a fixed investment of $100 at the measurement point, on the same cumulative basis as is used in Item 201(e) of Regulation S-K.
(6) The dollar amounts reported in column (g) represent the weighted peer group total stockholder return ("TSR"), weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: the Standard and Poor's 500 Consumer Discretionary Distribution & Retailing Index.
(7) The dollar amounts reported in column (h) represent the amount of net income (loss) attributable to Carvana and Class A common stockholders reflected in the Company’s audited financial statements for the applicable year.
(8) Adjusted EBITDA is defined as net income (loss) plus income tax (benefit) provision, interest expense, other operating expense, net, other (income) expense, net, depreciation and amortization expense in cost of sales and SG&A expenses, share-based compensation expense in cost of sales and SG&A expenses, and certain other adjustments.

Analysis of the Information Presented in the Pay versus Performance Table

Carvana’s compensation program is designed to retain key talent, foster long-term growth, and enhance stockholder value. As outlined in the section “Compensation Discussion and Analysis – Compensation Components,” an average of 88.3% of our NEOs’ compensation is at risk and closely bound to Carvana's stock performance, reinforcing the alignment between management interests and the interests of our stockholders. Carvana's use of RSUs in executive compensation focuses management interests on long term growth and ties rewards to durable stock performance.

As detailed in footnotes two (2) and four (4) of the Pay versus Performance chart above, our emphasis on stock price-dependent compensation, alongside a strategic focus on equity based long-term growth incentives, has resulted in a significant portion of compensation actually paid being contingent on annual changes in the fair value of equity awards. The Company’s grants of time-based RSUs and prior grants of stock options to the CEO and other NEOs on a four-year vesting schedule continue to render the yearly value of compensation actually paid highly responsive to changes in the Company’s stock performance. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Change in Compensation and Performance Metrics
Compensation and Performance Metrics	2024 to 2025	2023 to 2024	2022 to 2023	2021 to 2022
Compensation Actually Paid to CEO	(7)%	210%	477%	(291)%
Compensation Actually Paid to Non-CEO NEOs	(8)%	215%	502%	(251)%
Carvana Total Shareholder Return	108%	284%	1,016%	(98)%
Peer Group Total Shareholder Return	1%	35%	41%	(35)%
Net Income	369%	169%	105%	(908)%
Adjusted EBITDA	62%	306%	133%	(1,727)%

Compensation Actually Paid and Cumulative TSR; Cumulative TSR of the Company and Cumulative TSR of the Peer Group

As demonstrated by the table above, the amount of compensation actually paid to Mr. Garcia and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Garcia) is aligned with the changes to the Company’s cumulative TSR between 2021 and 2025, and in the relative performance of Carvana's TSR in relation to its peer group. The Company’s Class A common stock price and TSR declined in 2022, which led to a decrease in compensation actually paid to all of the NEOs, and conversely, when the Class A common stock price and TSR increased in 2023 and 2024, the NEOs' compensation actually paid showed a corresponding increase. While the TSR and stock price continued to increase in 2025, the compensation actually paid to the NEOs decreased slightly from 2024. This is partially due to the fact that the Company's stock price rose dramatically during 2024, which substantially increased the year-end fair value of awards granted that year. By contrast, while 2025 also saw strong stock appreciation, the rate of increase was lower, resulting in a smaller fair value adjustment on 2025 awards. Carvana’s TSR decreased in relation to its peer group in 2022, followed by a significant increase in TSR, in relation to its peer group in 2023, 2024, and 2025. Due to the influence of stock price on the equity compensation granted to the NEOs, these trajectories are highly correlated to the yearly changes in compensation actually paid to our CEO and the other NEOs.

Compensation Actually Paid and Net Income

As discussed above, stock price is a very large driver for the value of executive compensation, and while we have not used net income as a performance measure in our executive compensation program, Adjusted EBITDA and Core Free Cash Flow were used as performance measures in 2023 and 2024, as further discussed below. As demonstrated by the table above, the compensation actually paid to Mr. Garcia, as well as to the other NEOs, is somewhat aligned with our net income between 2021 and 2025. The decrease in net income from 2021 to 2022 is accompanied by a decrease in compensation actually paid, due to the stock price impact on equity compensation. The subsequent increase in net income from 2022 through 2024 is similarly aligned with an increase in compensation actually paid, due in part to an increase in the Company's Class A common stock price, and in part due to the vesting of the 2023 and 2024 Adjusted EBITDA PSUs and 2023 Core Free Cash Flow PSUs, which helped partially align executive compensation with net income levels. While net income continued to increase in 2025, the compensation actually paid to the NEOs decreased slightly from 2024, partially due to the dramatic stock appreciation in 2024, as further discussed above. In addition, to incentivize long-term growth, the Company also did not grant any PSUs in 2025 linked to net income or any other financial metrics. Further, the Company's net income in each of 2022, 2023, and 2025 was significantly impacted by one-time events associated with goodwill impairment, debt cancellation, and income tax and related matters, respectively, which in each year caused net income to deviate more significantly from Adjusted EBITDA than in historical years.

Compensation Actually Paid and Adjusted EBITDA

Company Adjusted EBITDA results have had a significant impact on NEO compensation in 2023 and 2024. In 2024, all NEOs were granted PSU awards, one third of which vested on October 30, 2024, on the filing of a Quarterly Report on Form 10-Q, reflecting that, on a rolling basis, in the prior four fiscal quarters combined, the Company had achieved over $1 billion of Adjusted EBITDA. The remaining two thirds of the PSUs granted in 2024 vest on the filing of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, reflecting (i) the metrics required for the vesting of the Adjusted EBITDA PSUs and (ii) that on a rolling basis, in the prior four fiscal quarters combined, the Company has achieved the sale of 600,000 and one million retail vehicles, respectively. This vesting structure made the entirety of the PSUs, representing a target of an average 30.0% of executive compensation in 2024, dependent on the achievement of Adjusted EBITDA goals.

Positive Adjusted EBITDA was further one of the two financial measures that the Compensation and Nominating Committee set as vesting criteria under our 2023 PSU grants. Approximately 9.1% of the NEOs' target compensation in 2023 was granted in the form of PSUs tied to the achievement of positive Adjusted EBITDA, and another 9.1% of NEO compensation was granted in the form of PSUs tied to the achievement of positive Core Free Cash Flow, which awards vested in 2023 and 2024, respectively.

In both 2025 and in the years prior to 2023, Adjusted EBITDA was not a metric used in setting executive compensation, and the alignment between compensation actually paid and Adjusted EBITDA in those years largely mirrors the alignment with net income discussed above, due to fluctuations in the Class A common stock price.

Tabular List of Carvana's most important metrics that link Compensation Actually Paid to the CEO and Other NEOs

The following list represents the only financial metrics used by Carvana to link compensation actually paid to our NEOs with our financial performance in 2025:

•Adjusted EBITDA
•Retail Units Sold

As disclosed above, Adjusted EBITDA is defined as net income plus income tax (benefit) provision, interest expense, other operating expense, net, depreciation and amortization in cost of sales and SG&A expenses, share-based compensation expense in cost of sales and SG&A expenses, and certain other adjustments. Retail Units Sold is defined as the number of vehicles sold to retail customers in a given period, net of returns under our seven-day return policy.

Other Performance Measures

Finally, as a further tie between compensation actually paid and Company performance, Messrs. Garcia, Jenkins, Huston, and Gill volunteered to forego approximately 65% of their salaries in 2022 to help contribute to severance pay for departing team members in connection with a workforce reduction. These voluntary measures further link the NEOs' compensation to the performance of the Company.

CEO PAY RATIO

The 2025 annual total compensation of our median-compensated employee other than Mr. Garcia was $43,236. We identified our median-compensated employee by calculating the annual salary of all our employees as of December 31, 2025, annualized for those who joined Carvana during the year. Mr. Garcia’s 2025 annual total compensation was $8,382,555, as disclosed in the “Summary Compensation Table” above. The ratio of our median-compensated employee to Mr. Garcia is 1-to-194.

ITEM 2 - SAY-ON-PAY

We are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis,” the “Summary Compensation Table,” and the related compensation tables and narrative. This Item is being presented pursuant to Section 14A of the Exchange Act. Although this advisory vote is not binding, the Compensation and Nominating Committee will consider the voting results when evaluating our executive compensation program.

Our executive compensation programs are designed to support our long-term success and align the incentives of our executives with those of our stockholders. Since our IPO, we have scaled significantly and transformed our operating model to prioritize profitable, sustainable growth. In 2025 we executed on disciplined growth initiatives and delivered record profitability, expanded our infrastructure and inventory capacity, and enhanced our customer experience through improved delivery speed and expanded selection. We have a strong belief in linking management compensation with stockholder returns, and, accordingly, as described in the “Compensation Discussion and Analysis” of this Proxy Statement, the Compensation and Nominating Committee has structured our executive compensation program to emphasize at-risk pay and tie a substantial majority of total compensation to long-term stockholder value creation. We believe that our executive compensation plans effectively support our strategic and financial goals, create a culture of teamwork, and are directly tied to the performance of the Company and stockholder outcomes.

Although the results of this item will not be binding on the Compensation and Nominating Committee or the Board, the Compensation and Nominating Committee and the Board will consider the results of the stockholder vote when making future decisions regarding executive compensation.

You are being asked to approve the following resolution at the Annual Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative.

The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, as described in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock as of March 10, 2026, by:

•each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our Common Stock;
•each of our NEOs;
•each of our directors; and
•all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, it is our understanding that the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options, LLC Units, or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of March 10, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based the percentage ownership of our Class A common stock on 142,993,769 shares of our Common Stock outstanding as of March 10, 2026, and have based the percentage ownership of our Class B common stock on 76,109,471 shares as of the same date. Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o Carvana Co., 300 E. Rio Salado Pkwy, Tempe, AZ 85281.

	Shares Beneficially Owned
	Class A Common Stock (1)			Class B Common Stock (1)
Name of Beneficial Owner	Shares		%	Shares		%	Voting %
5% Stockholders
Ernest C. Garcia, II	—		—%	42,442,317	(2)	56%	50%
CVAN Holdings, LLC	200,001	(3)	—%	5,995,376	(3)	8%	1%
The Vanguard Group	16,783,099	(4)	12%	—		—%	*
T. Rowe Price Associates, Inc.	17,787,942	(5)	12%	—		—%	*
BlackRock, Inc.	10,760,106	(6)	8%	—		—%	*
Named Executive Officers and Directors
Ernest C. Garcia, III	2,307,878	(7)	2%	27,666,483	(8)	36%	33%
Mark Jenkins	506,375	(9)	*	—		—%	*
Benjamin Huston	898,089	(10)	*	—		—%	*
Daniel Gill	413,265	(11)	*	—		—%	*
Thomas Taira	211,942	(12)	*	—		—%	*
Ira Platt	127,640	(13)	*	—		—%	*
Gregory Sullivan	67,856	(14)	*	—		—%	*
Dan Quayle	63,127	(15)	*	—		—%	*
Michael Maroone	188,837	(16)	*	—		—%	*
Neha Parikh	61,286	(17)	*	—		—%	*
All executive officers and directors as a group (12 individuals)	5,623,552	(18)	4%	27,666,483		36%	33%

(1) Each share of Class A common stock entitles the registered holder thereof to one vote on all matters presented to stockholders for a vote generally, including the election of directors. Each share of Class B common stock held by the Garcia Parties entitles its holder to ten votes on all matters to be voted on by stockholders generally, including the election of directors, for so long as the Garcia Parties maintain, in the aggregate, direct or indirect beneficial ownership of at least 25% of the outstanding shares of Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units were exchanged for Class A common stock). Each other share of our Class B common stock entitles its holder to one vote on all matters to be voted on by stockholders generally, including the election of directors. The Class A common stock and Class B common stock vote as a single class on all matters except as required by law or our amended and restated certificate of incorporation. “*” indicates percentages of less than 1%.
(2) This number includes 34,442,317 shares of Class B common stock owned directly by Mr. Garcia II; and 8,000,000 shares of Class B common stock owned by ECG II SPE, LLC, of which Mr. Garcia II is the 100% owner. These shares of Class B common stock together with the corresponding LLC Units may be exchanged for 42,442,317 shares of Class A common stock. These shares of Class B common stock, on an as converted basis, represent approximately 19% of the shares of Class A common stock that would be outstanding if all outstanding LLC Units were exchanged and all outstanding shares of Class B common stock were converted at that time. This information is based on the Form 4 filed with the SEC on August 14, 2025. The address for each of these reporting persons is 1720 W. Rio Salado Parkway, Suite A Tempe AZ 85281.
(3) CVAN Holdings, LLC, CVAN Holdings Sub I, LLC, CVAN Holding Company, LLC, TWG Public Investments, LLC, TWG Private Investment Holdings, LLC, TWG MB Portfolio Holdings, LLC, TWG MB Holding Company, LLC, TWG Global, LLC, TWG Global Manager, LLC, and Mark Walter (collectively "CVAN") report shared voting and dispositive power of 200,001 shares of Class A common stock and 5,995,376 shares of Class B common stock. The shares of Class B common stock together with the corresponding LLC Units may be exchanged for 5,995,376 shares of Class A common stock. These shares of Class B common stock, on an as converted basis represent approximately 3% of the shares of Class A common stock that would be outstanding if all outstanding LLC Units were exchanged and all outstanding shares of Class B common stock were converted at that time. CVAN has pledged all of its LLC Units and all of its shares of Class B common stock to secure its obligations under one or more prepaid variable forward sale contracts and certain margin loans with an unaffiliated third party. This information is based on the Schedule 13G/A filed with the SEC on August 15, 2025. The address for each of these reporting persons is 227 West Monroe, Suite 4800, Chicago, IL 60606.
(4) The Vanguard Group reports sole voting power of 0 shares of Class A common stock, shared voting power of 890,436 shares of Class A common stock, sole dispositive power of 15,388,166 shares of Class A common stock, and shared dispositive power of 1,394,933 shares of Class A common stock. This information is based on the Schedule 13G/A filed with the SEC on January 7, 2026. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355.
(5) T. Rowe Price Associates, Inc. reports sole voting power of 17,482,430 shares of Class A common stock and sole dispositive power of 17,726,838 shares of Class A common stock. This information is based on the Schedule 13G/A filed with the SEC on February 17, 2026. The address for T. Rowe Price Associates, Inc. is 1307 Point Street, Baltimore, MD 21231.
(6) BlackRock, Inc. reports sole voting power of 9,927,606 shares of Class A common stock and sole dispositive power of 10,760,106 shares of Class A common stock. This information is based on the Schedule 13G filed with the SEC on January 21, 2026. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(7) This number includes 838,744 shares of Class A common stock owned directly by Ernest C. Garcia, III, 450,000 shares of Class A common stock owned by the Ernest C. Garcia III Multi-Generational Trust III (the "Multi-Generational Trust") and 350,000 shares of Class A common stock owned by the Ernest Irrevocable 2004 Trust III (the "Irrevocable Trust"). This number also includes 632,335 shares of Class A common stock issuable upon the exercise of vested options and options that will have vested within 60 days of March 10, 2026, and 36,799 shares of Class A common stock issuable upon vesting and settlement of restricted stock units that will have vested within 60 days of March 10, 2026, inclusive of shares to be withheld for tax purposes.
(8) This number includes 3,880,462 shares of Class B common stock owned directly by Mr. Garcia III, 11,834,021 shares of Class B common stock owned by the Irrevocable Trust and 11,952,000 shares of Class B common stock owned by the Multi-Generational Trust. These shares of Class B common stock together with the corresponding LLC Units may be exchanged for 27,666,483 shares of Class A common stock. These shares of Class B common stock, on an as converted basis, represent approximately 13% of the shares of Class A common stock that would be outstanding if all outstanding LLC Units were exchanged and all outstanding shares of Class B common stock were converted at that time.
(9) This number includes 125,996 shares of Class A common stock owned directly by Mr. Jenkins; 286,409 shares of Class A common stock issuable in exchange for vested Class B Units, based on an assumed price of $318.77 per share (the closing price of our Class A common stock on the NYSE on March 10, 2026); 57,447 shares of Class A common stock issuable upon the exercise of vested options and options that will have vested within 60 days of March 10, 2026; and 36,523 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that will have vested within 60 days of March 10, 2026, inclusive of shares to be withheld for tax purposes.
(10) This number includes 21,831 shares of Class A common stock owned directly by Mr. Huston; 471,116 shares of Class A common stock issuable in exchange for vested Class B Units, based on an assumed price of $318.77 per share (the closing price of our Class A common stock on the NYSE on March 10, 2026); 368,619 shares of Class A common stock issuable upon the exercise of vested options and options that will have vested within 60 days of March 10, 2026; and 36,523 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that will have vested within 60 days of March 10, 2026, inclusive of shares to be withheld for tax purposes.
(11) This number includes 119,796 shares of Class A common stock owned directly by Mr. Gill; 165,606 shares of Class A common stock issuable in exchange for vested Class B Units, based on an assumed price of $318.77 per share (the closing price of our Class A common stock on the NYSE on March 10, 2026); 95,199 shares of Class A common stock issuable upon the exercise of vested options and options that will have vested within 60 days of March 10, 2026; and 32,664 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that will have vested within 60 days of March 10, 2026, inclusive of shares to be withheld for tax purposes.
(12) This number includes 22,387 shares of Class A common stock owned directly by Mr. Taira; 167,114 shares of Class A common stock issuable upon the exercise of vested options and options that will have vested within 60 days of March 10, 2026; and 22,441 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that will have vested within 60 days of March 10, 2026, inclusive of shares to be withheld for tax purposes.
(13) This number includes 25,084 shares of Class A common stock owned directly by Mr. Platt, 20,000 shares of Class A common stock owned by the Ira J. Platt Revocable Trust (the "Revocable Trust"), 11,258 shares of Class A common stock owned by the Georgiana Platt and Successors Remainder Trust (the "Settlers Trust"), 1,999 shares of Class A common stock held by the Platt Family Foundation, a charitable organization, and 850 shares of Class A common stock held by Mr. Platt’s parent. Mr. Platt is co-trustee, and Mr. Platt's spouse is the primary beneficiary of the Revocable Trust and Mr. Platt's spouse is co-trustee and primary beneficiary of the Settlers Trust. This number also includes 36,500 shares of Class A common stock issuable in exchange for vested Class B Units, based on an assumed price of $318.77 per share (the closing price of our Class A common stock on the NYSE on March 10, 2026), 30,928 shares of Class A common stock issuable upon the exercise of vested stock options, and 1,021 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that will have vested within 60 days of March 10, 2026, inclusive of shares to be withheld for tax purposes. Mr. Platt disclaims beneficial ownership of the shares of Class A common stock held by Mr. Platt's parents, except to the extent of his pecuniary interest therein.
(14) This number includes 38,407 shares of Class A common stock owned directly by Mr. Sullivan, 28,428 shares of Class A common stock issuable upon the exercise of vested stock options, and 1,021 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that will have vested within 60 days of March 10, 2026, inclusive of shares to be withheld for tax purposes.
(15) This number includes 40,892 shares of Class A common stock owned directly by Mr. Quayle, 12,500 shares of Class A common stock owned by the James D. Quayle 2000 Irrevocable Trust, 8,714 shares of Class A common stock issuable upon the exercise of vested stock options, and 1,021 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that will have vested within 60 days of March 10, 2026, inclusive of shares to be withheld for tax purposes.
(16) This number includes 142,552 shares of Class A common stock owned directly by Mr. Maroone, 45,000 shares of Class A common stock held directly by the Michael Maroone Family Partnership, LP, an entity controlled by Mr. Maroone, and 264 shares of Class A common stock held directly by Family Trust FBO Michael E. Maroone, where

Mr. Maroone is beneficiary and trustee. This number also includes 1,021 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that will have vested within 60 days of March 10, 2026.
(17) This number includes 60,265 shares of Class A common stock owned directly by Ms. Parikh. This number also includes 1,021 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that will have vested within 60 days of March 10, 2026.
(18) This number includes 1,151,360 shares of Class A common stock issuable in exchange for vested Class B Units, based on an assumed price of $318.77 per share (the closing price of our Class A common stock on the NYSE on March 10, 2026); 1,873,778 shares of Class A common stock issuable upon the exercise of vested options and options that will have vested within 60 days of March 10, 2026; and 209,500 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that will have vested within 60 days of March 10, 2026, inclusive of shares to be withheld for tax purposes. This number excludes 27,666,483 shares of Class A common stock issuable in exchange for LLC Units held by our executive officers and directors, based on an assumed price of $318.77 per share (the closing price of our Class A common stock on the NYSE on March 10, 2026). These shares of Class A common stock issuable in exchange for LLC Units represent approximately 13% of the shares of Class A common stock that would be outstanding if all outstanding LLC Units were exchanged and all outstanding shares of Class B common stock were converted at that time.

ITEM 3 - APPROVAL OF CARVANA CO. 2026 OMNIBUS INCENTIVE PLAN

We are asking stockholders to approve the Carvana Co. 2026 Omnibus Incentive Plan (the "2026 Plan"). The Carvana Co. 2017 Omnibus Incentive Plan (the "2017 Plan") was originally adopted by the Board at the time of the Company's initial public offering and amended on each of June 5, 2017, August 22, 2017 and May 1, 2023. The most recent amendment in 2023 increased the maximum number of shares of Common Stock authorized for issuance under the 2017 Plan from 16,120,736 to 36,120,736 shares. As the 2017 Plan will reach its scheduled ten-year expiration date in April 2027, adoption of the 2026 Plan is required to maintain an equity incentive plan intended to align director, officer, employee, and stockholder interests, enhance the long-term value of our equity, and encourage our executives to remain with the Company. On February 2, 2026, upon recommendation of the Compensation and Nominating Committee, the Board adopted the 2026 Plan, subject to stockholder approval at the 2026 Annual Meeting. A copy of the 2026 Plan is included as Annex A to this proxy statement.

The grant of equity incentive awards is a key element of our employee and non-employee director compensation programs. As described in “Compensation Discussion and Analysis” above, our compensation philosophy focuses on incentives for the long term growth and success of the Company, and we deliver a significant portion of our executive officers’ compensation in the form of equity incentive awards. The 2017 Plan is the only plan under which equity-based compensation may currently be awarded to our employees and non-employee directors. If our stockholders do not approve the 2026 Plan, the 2017 Plan will remain in effect in accordance with its terms and we will continue to grant equity incentive awards under the 2017 Plan until its expiration in April 2027. However, thereafter we may have to shift to a long-term compensation program that is heavily paid in cash for both our employees and directors, which would less closely align with the interests of our stockholders and negatively impact our cash management. The Board and the Compensation and Nominating Committee believe that the 2026 Plan will be a critical tool to the continued success of the Company by supporting our efforts to attract, retain, and motivate key personnel and providing participants with incentives directly related to increases in the value of the Company.

As of March 10, 2026, approximately 19,767,483 shares of Class A common stock remained available for issuance under the 2017 Plan. No additional shares will be added to the share reserve for the 2026 Plan, and the maximum number of shares of our Class A common stock requested for stockholder approval under the 2026 Plan is equal to the number of shares available for issuance under the 2017 Plan immediately prior to the effective date of the 2026 Plan. If our stockholders approve the 2026 Plan, no awards will be made pursuant to the 2017 Plan on or after the effective date of the 2026 Plan, provided that the 2017 Plan will remain in effect until all awards granted thereunder have been exercised, forfeited, canceled, or have otherwise expired or terminated in accordance with the terms of such awards. Further, under the 2026 Plan the share reserve will automatically increase on January 1 of each year, for ten years, in an amount equal to two percent of the total number of shares of Class A common stock outstanding on December 31 of the preceding calendar year, provided that the Compensation and Nominating Committee may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for such year will be a smaller number of shares of Class A common stock. The market price per share of shares of Class A common stock as of March 10, 2026 was $318.77.

INFORMATION REGARDING OVERHANG AND DILUTION

In developing the 2026 Plan, and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our fully diluted overhang and our burn rate. Fully-diluted overhang is calculated as the sum of stock-settled grants outstanding under the 2017 Plan plus the remaining shares available under the 2017 Plan (numerator) divided by the sum of the numerator plus shares of Class A common stock outstanding (denominator). As of December 31, 2025, our total fully-diluted overhang was 11%. Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the number of shares subject to equity awards granted during the fiscal year by the basic weighted average number of shares outstanding.

Set forth below is a table that reflects our burn rate for the 2025, 2024 and 2023 fiscal years as well as an average over those years.

Fiscal Year	Awards Granted	Basic Weighted Average Number of Shares of Common Stock Outstanding	Gross Burn Rate
2025	422,852	137,633,898	0.3%
2024	2,744,266	122,344,224	2%
2023	13,196,267	109,323,126	12%
Three-Year Average	5,454,462	123,100,416	5%

GOVERNANCE PRACTICES

The 2026 Plan has several provisions designed to protect the interests of stockholders and to facilitate effective corporate governance. Specifically, the 2026 Plan mandates:

•Limits on Non-employee Director Awards. The aggregate grant date fair value of all awards granted under the 2026 Plan to any individual non-employee director in any fiscal year of the Company (excluding awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers and any stock dividends payable in respect of outstanding awards) plus the aggregate amount of all cash payments made to such non-employee director for services rendered as a director for the same fiscal year of the Company, may not exceed $750,000.
•Stock Options and SARs are not Discounted. The 2026 Plan generally prohibits granting stock options and Stock Appreciation Rights ("SARs") with exercise prices lower than the fair market value of a share of our Common Stock on the grant date.
•No Repricing or Exchange without Stockholder Approval. The 2026 Plan prohibits the repricing of outstanding stock options or SARs where the replacement award has a lower exercise price than the original award without stockholder approval.
•Material Amendments Require Stockholder Approval. Material changes to the 2026 Plan, including increasing the number of shares authorized for issuance and any change in the classification of individuals eligible to receive awards under the 2026 Plan require stockholder approval.
•“Clawback” Provision. The 2026 Plan will be subject to any clawback or recoupment policies that the Company has in effect from time to time. A summary of our clawback policy can be found under "Compensation Discussion and Analysis - Compensation Recovery ("Clawback") Policy."

SUMMARY OF THE 2026 PLAN

The following summary of the 2026 Plan is only a summary of certain provisions and is qualified in its entirety by reference to the actual text of the 2026 Plan.

Purpose. The purpose of the 2026 Plan is to assist the Company in attracting, retaining, and motivating highly-qualified employees, non-employee directors, and consultants and to link their interests to those of the Company’s stockholders by providing incentives for outstanding performance to generate superior returns.

Shares Subject to the 2026 Plan. Following the approval of the 2026 Plan, the maximum number of shares of Common Stock available for issuance under the 2026 Plan shall be equal to the number of shares available for issuance under the 2017 Plan immediately prior to the effective date of the 2026 Plan (the "Share Reserve"), subject to adjustment as set forth in the 2026 Plan. The maximum number of shares of Common Stock with respect to which Incentive Stock Options (“ISOs”) may be granted under the Plan is also equal to the Share Reserve.

Shares subject to awards granted under the 2017 Plan that, after the effective date of the 2026 Plan, expire, are forfeited, or are otherwise terminated without the issuance of such shares may be used again for new grants under the 2026 Plan, except to the extent expressly provided by the Compensation and Nominating Committee at the time of such expiration, forfeiture, or termination and only if such recycling would not require stockholder approval under applicable exchange rules.

With respect to SARs settled in shares, upon settlement, only the number of shares of Common Stock delivered to a participant will count against the maximum number of shares of Common Stock which may be issued under the 2026 Plan. If a tandem SAR or a limited SAR is granted in tandem with a stock option, such grant shall only apply once against the maximum number of shares of Class A common stock which may be issued under the 2026 Plan. Any award under the 2026 Plan settled in cash is not counted against the maximum share limitations under the 2026 Plan.

The share reserve automatically increases on January 1 of each year, for ten years beginning January 1, 2027, in an amount equal to two percent of the total number of shares of Class A common stock outstanding on December 31 of the preceding calendar year. The Compensation and Nominating Committee may act prior to January 1 of a given year to provide that there will be no such increase, or that the increase for such year will be a smaller number of shares of Class A common stock.

Administration. The 2026 Plan is generally administered by the Compensation and Nominating Committee, provided that with respect to matters relating to non-employee directors, the 2026 Plan shall be administered by the Board. However, the Compensation and Nominating Committee may delegate its responsibilities to a committee of one or more members of our Board or one or more of our officers as it deems advisable, subject to applicable law, applicable stock exchange rules and any limitations imposed by the Compensation and Nominating Committee in connection with such designation.

Eligibility. Persons eligible to participate in the 2026 Plan include all non-employee members of our Board, as well as employees and consultants of the Company and its parents and subsidiaries, as determined by the Compensation and Nominating Committee. Only our employees or an employee of a parent or subsidiary may receive ISOs under the 2026 Plan. As of December 31, 2025, there were approximately 11,832 employees, 5 non-employee directors, and 1 consultant who would be eligible to receive grants under the 2026 Plan.

Non-Employee Director Compensation Limit. The aggregate grant date fair value of all awards granted under the 2026 Plan to any individual non-employee director in any fiscal year (excluding awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers and any stock dividends payable in respect of outstanding awards) plus the aggregate amount of all cash payments made to such non-employee director for services rendered as a director for the same fiscal year of the Company, may not exceed $750,000.

Change in Capitalization. The Compensation and Nominating Committee has broad discretion to take action under the 2026 Plan, as well as to make adjustments to the number and kind of shares issuable under the 2026 Plan and the terms, conditions, and exercise price (if any) of existing and future awards, to prevent the dilution or enlargement of intended benefits in the event of certain transactions and events affecting our Class A common stock, such as stock dividends, stock splits, mergers, consolidations, and other corporate transactions.

Change in Control. Under the 2026 Plan, a "Change in Control" generally occurs upon any of the following events: (i) any person (other than the Company, the Garcia Parties, any trustee or fiduciary holding securities under any Company employee benefit plan, or any company owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as their Common Stock ownership) acquires beneficial ownership, directly or indirectly, of securities representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of 24 consecutive calendar months, the individuals who were directors of the Company on the first day of such period (the "Incumbent Directors") cease for any reason to constitute a majority of the Board, subject to certain exceptions for directors whose election or nomination was approved by at least two-thirds of the Incumbent Directors; (iii) consummation of a reorganization, merger, consolidation, or other business combination in which the Company's voting securities outstanding immediately prior to the transaction do not continue to represent more than 50% of the voting securities of the surviving entity or its ultimate parent; or (iv) a complete liquidation or dissolution of the Company, or the consummation of a sale of all or substantially all of the Company's assets (other than to persons who beneficially own 50% or more of the Company's voting securities at the time of such sale). Additionally, with respect to any award that constitutes "nonqualified deferred compensation" within the meaning of Section 409A of the Internal Revenue Code, an event will not be considered a Change in

Control unless it also qualifies as a "change in ownership," "change in effective control," or "change in the ownership of a substantial portion of the assets" of the Company within the meaning of Section 409A.

The 2026 Plan does not provide for automatic acceleration of vesting upon a Change in Control, provided, that the Compensation and Nominating Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time. Except as otherwise provided by the Compensation and Nominating Committee in an applicable award agreement or otherwise, a participant's unvested awards will not automatically vest upon the occurrence of a Change in Control. Upon a Change in Control, the Compensation and Nominating Committee has broad discretion to determine the treatment of outstanding awards, which may include one or more of the following approaches: (i) awards may be continued, assumed by the acquiring company, or have new rights substituted therefor, and any restrictions on restricted stock or other awards will not automatically lapse; (ii) the Company or an affiliate may purchase any awards for a cash amount equal to the excess, if any, of the Change in Control Price (the highest price per share paid in any transaction related to the Change in Control) over the aggregate exercise price of such awards; (iii) the Compensation and Nominating Committee may terminate all outstanding and unexercised stock options, SARs, or any other award providing for participant-elected exercise, effective as of the date of the Change in Control, provided that at least 20 days' prior notice is given to each participant and participants have the opportunity to exercise their awards in full during the notice period (contingent upon consummation of the Change in Control); or (iv) the Compensation and Nominating Committee may make any other determination as to the treatment of awards as it deems appropriate, including acceleration of vesting or lapse of restrictions.

Awards Available for Grant. The 2026 Plan provides for the grant of stock options, including Incentive Stock Options ("ISOs") and nonqualified stock options (“NSOs”), SARs, restricted stock, RSUs, performance awards, and other stock-based or cash-based incentive awards. All awards under the 2026 Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms, performance criteria, and post-termination exercise limitations. A brief description of each award type follows.

•Stock Options and SARs. Stock options provide for the purchase of shares of our Class A common stock in the future at an exercise price set on the grant date. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date, payable in shares, cash or a combination of shares and cash. SARs may be granted in conjunction with all or part of any stock option granted under the 2026 Plan. In the case of an NSO, such rights may be granted either at or after the time of the grant of such reference stock option. In the case of an ISO, such rights may be granted only at the time of the grant of such reference stock option. The exercise price of all stock options and SARs granted pursuant to the 2026 Plan will not be less than 100% of the fair market value of our Class A common stock on the date of grant. In no event may non-tandem SARs have a term extending beyond the tenth anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of our stock or any of our parents or subsidiaries, however, shall have an exercise price that is not less than 110% of the fair market value of our Class A common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. To the extent that the aggregate fair market value of ISOs that are first exercisable by an eligible individual during any calendar year exceeds $100,000, the options will be treated as NSOs. The period during which a participant may have a right to vest in and exercise a stock option or SAR will be set by the Compensation and Nominating Committee. The Compensation and Nominating Committee may accelerate the vesting of an option, based on such factors, if any, as the Compensation and Nominating Committee shall determine, in its sole discretion.

Unless otherwise determined by the Compensation and Nominating Committee, a stock option that is unexercisable upon a participant’s termination of service may not become exercisable thereafter, and such unexercisable portion will expire upon the participant’s termination of service. The Compensation and Nominating Committee may include a provision in an award agreement providing for automatic exercise on a cashless basis in the event that on the last day of the term of an NSO or a SAR, the holder has failed to exercise the NSO or SAR.
•Restricted Stock. Restricted stock is an award of nontransferable shares of our Class A common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. Upon the issuance of restricted stock, a participant will have all of the rights of a stockholder, including the right to receive dividends and other distributions, subject to the Compensation and Nominating Committee’s discretion. The vesting period will be set by the Compensation and Nominating Committee, which may also accelerate the vesting of restricted stock by removing any and all restrictions imposed on the award. Unless otherwise determined by the Compensation and Nominating Committee at grant or, if no rights of the participant are reduced, thereafter, upon a participant’s termination for any reason during the relevant restriction period, all restricted stock still subject to restriction will be forfeited.
•Performance Awards. The Compensation and Nominating Committee may grant a performance award to a participant, payable upon the attainment of specified performance goals. At the expiration of the applicable performance period, the Compensation and Nominating Committee shall determine the extent to which the performance goals are achieved and the percentage of each performance award that has been earned. Based on service, performance and/or such other factors or criteria, the Compensation and Nominating Committee may, at or after grant, accelerate the vesting of all or any part of any performance award.
•Other Stock-Based Awards. The Compensation and Nominating Committee is authorized to grant other stock-based awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Class A common stock, including but not limited to, shares of Class A common stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Class A common stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an affiliate, stock equivalent units, restricted stock units, and awards valued by reference to book value of shares of Class A common stock. Other stock-based awards may be granted either alone or in addition to or in tandem with other awards granted under the 2026 Plan.
•Other Cash-Based Awards. The Compensation and Nominating Committee may from time to time grant other cash-based awards in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Cash-based awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Compensation and Nominating Committee may accelerate the vesting of such awards at any time in its sole discretion.

Vesting and Performance Criteria. Vesting conditions determined by the Compensation and Nominating Committee may apply to each award and may include continued service, achievement of performance goals, or such other criteria as determined by the Compensation and Nominating Committee.

Nontransferability. With limited exceptions for estate planning, certain beneficiary designations, the laws of descent and distribution, and transfers to permitted family member transferees in the Compensation and Nominating Committee's discretion, awards under the 2026 Plan are generally non-transferable and are exercisable only by the participant.

Plan Amendment and Termination. The 2026 Plan has a term of ten years. Our Board may amend, suspend, or terminate the 2026 Plan at any time. However, except in connection with certain changes in our capital structure, and subject to the terms of the 2026 Plan, stockholder approval will be required to (i) increase the aggregate number of shares of Class A common stock that may be issued under the 2026 Plan (other than in connection with the automatic increases on January 1 of each year); (ii) increase the maximum individual participant limitations; (iii) change the classification of individuals eligible to receive awards; (iv) decrease the minimum option price of any stock option or SAR; (v) extend of the maximum option period; and (vi) cancel any stock option or SAR and replace it with a new award having a lower exercise price. No amendment, suspension, or termination of the 2026 Plan may materially and adversely affect any rights or obligations under any award previously granted or awarded without the consent of the participant.

Clawback/Forfeiture. All awards will be subject to the provisions of any clawback or recoupment policy implemented by us to the extent set forth in such clawback or recoupment policy and/or in the applicable award agreement, as well as to any clawback or recoupment required by applicable law.

REGISTRATION

Assuming the 2026 Plan is approved, we intend to file a registration statement on Form S-8 to register the shares of Class A common stock that the Company will be authorized to issue under the 2026 Plan.

TAX CONSEQUENCES

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the 2026 Plan and the disposition of shares so acquired and is intended to reflect the current provisions of the Internal Revenue Code (the "Code") as in effect as of December 31, 2025, and the regulations thereunder, which are subject to change (possibly retroactively). This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options. Holders of ISOs will generally incur no federal income tax liability at the time of grant or upon vesting or exercise of those options. However, the excess of the fair market value of the underlying shares received upon exercise over the exercise price will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming the holding period is satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the ISO. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an ISO disposes of those shares (a "Disqualifying Disposition"), the participant will generally realize ordinary taxable compensation at the time of such Disqualifying Disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares. The participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO stock on the exercise date. If the exercise price paid for the ISO stock exceeds the amount realized, such excess would ordinarily constitute a capital loss. Finally, if an ISO becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the ISO in respect of those excess shares will be treated as an NSO for federal income tax purposes.

No income will be realized by a participant upon grant or vesting of an NSO. Upon the exercise of an NSO, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. In the event of a sale of shares received upon the exercise of an NSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs. No income will be realized by a participant upon grant or vesting of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the payment received in respect of the SAR over the grant-date base price.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Internal Revenue Code (the "Code"). On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date), the participant will have taxable ordinary compensation equal to the difference between the fair market value of the shares on that date and the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable ordinary compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant and the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for shares subsequently forfeited.

RSUs. A participant will not be subject to tax upon the grant or vesting of an restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award.

Other Stock or Cash-Based Awards. A recipient of a payment in stock or in cash pursuant to another stock-based or cash-based award will generally recognize ordinary income in an amount equal to the fair market value of the Class A common stock or cash received. If required, income tax must be withheld on the income recognized by the participant.

Section 409A. Certain types of awards under the 2026 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the 2026 Plan and awards granted under the 2026 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Compensation and Nominating Committee, the 2026 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

NEW PLAN BENEFITS

The Company has not approved any awards that are conditioned upon stockholder approval of the 2026 Plan. Awards under the 2026 Plan will be determined by the Compensation and Nominating Committee in its discretion. It is, therefore, not possible to predict the awards that will be made to particular officers in the future under the 2026 Plan and no information is provided concerning the benefits to be delivered under the 2026 Plan to any individual or group of individuals.

HISTORICAL PLAN BENEFITS

The following table contains information regarding the number of shares subject to all options and other equity awards granted under the 2017 Plan since its adoption in 2017 through December 31, 2025. Please refer to the description of grants made to NEOs in the last fiscal year described in the “2025 Grants of Plan Based Awards” table. Grants made to non-employee directors in the last fiscal year are described under “Director Compensation.”

Name and Position	Shares Subject to Past Awards	Shares Vested As of December 31, 2025	Shares Unvested as of December 31, 2025
Ernest C. Garcia III Chief Executive Officer	1,211,418	832,146	379,272
Mark Jenkins Chief Financial Officer	1,188,445	811,313	377,132
Benjamin Huston Chief Operating Officer	1,188,445	811,313	377,132
Daniel Gill Chief Product Officer	1,060,626	723,366	337,260
Tom Taira President, Special Projects	727,426	512,697	214,729
All Executive Officers as a Group (7 individuals)	6,651,448	4,569,495	2,081,953
All Non-Executive Directors as a Group (5 individuals) (1)	405,336	400,231	5,105
All Current Employees, who are not Executive Officers, as a Group (11,570 individuals)	11,122,160	8,264,875	2,857,285
Associates of Directors, Executive Officers, or Nominees	—	—	—
Persons Who Received or are to Receive 5% of such Options, Warrants, or Rights	—	—	—

(1) Includes the current director nominees for re-election.

EQUITY COMPENSATION PLAN INFORMATION

The table below shows the awards outstanding and that could be made under our equity plans as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options (2)	Number of securities remaining available for future issuance under equity compensation plans (3)
Equity compensation plans approved by security holders (1)	3,031,609	$35.78	20,211,206
Equity compensation plans not approved by security holders	—	$—	—
Total	3,031,609	$35.78	20,211,206

(1) Includes awards granted and available for future issuance under our 2017 Plan and offerings under our Employee Stock Purchase Plan ("ESPP"), which was approved in 2021. As of December 31, 2025, there were 20,211,206 shares of Class A common stock outstanding under our equity compensation plans, which includes 19,849,220 shares of Class A common stock outstanding under the 2017 Plan and 361,986 shares of Class A common stock outstanding under the ESPP.
(2) The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.

(3) Consists of shares available under the ESPP and shares available under the 2017 Plan.

THE FULL TEXT OF THE 2026 PLAN IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX A AND THE FOREGOING DISCUSSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH TEXT.

The Board recommends that you vote “FOR” the approval of the Carvana Co. 2026 Omnibus Incentive Plan.

ITEM 4 – AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A FIVE-FOR-ONE FORWARD STOCK SPLIT OF THE COMPANY'S CLASS A COMMON STOCK AND CLASS B COMMON STOCK AND TO PROPORTIONATELY INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK

We are asking stockholders to approve a five-for-one forward split of the Company's Class A common stock and Class B common stock (the "Stock Split"), together with a proportionate increase in the number of authorized shares of Class A common stock and Class B common stock (together, the "Common Stock"), to be effected through an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate Amendment"). As of the date of this proxy statement, our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 675,000,000 shares of capital stock, consisting of (i) 50,000,000 shares of preferred stock, (ii) 500,000,000 shares of Class A common stock, and (iii) 125,000,000 shares of Class B common stock. As of March 10, 2026, 142,993,769 shares of Class A common stock and 76,109,471 shares of Class B common stock were outstanding. No shares of preferred stock have been issued.

On March 12, 2026, our Board unanimously approved and declared advisable, and hereby recommends to our stockholders, the approval of the Certificate Amendment, which (i) effects a five-for-one forward stock split of the Common Stock, (ii) increases the number of authorized shares of our Class A common stock from 500,000,000 to 2,500,000,000, and (iii) increases the number of authorized shares of our Class B common stock from 125,000,000 to 625,000,000. The Certificate Amendment will become effective upon its filing with the Secretary of State of the State of Delaware (the “Effective Time”).

If the Certificate Amendment is not approved by the Company’s stockholders, the Amended and Restated Certificate of Incorporation will remain unchanged, the Stock Split will not be effected, and the number of authorized shares of our Common Stock will not increase.

The above summary is qualified in its entirety by reference to the full text of the form of Certificate Amendment, which is attached as Annex B hereto.

Purposes and Effects of Proposed Stock Split and Increase in Authorized Shares of Common Stock

The Board believes that the Stock Split and the increase of the authorized shares of our Common Stock is in the best interests of the Company and its stockholders. The trading price of our Class A common stock has risen significantly over the past several years. The Company believes that the increase in the number of outstanding shares resulting from the Stock Split will reduce the market price of the Class A common stock to a range that will give our employees more flexibility to manage their equity in the Company and make the Class A common stock more accessible for current and prospective Carvana investors, supporting a liquid market. Because our Amended and Restated Certificate of Incorporation provides that the Class A common stock may not be split unless the Class B common stock and the Class A Units of Carvana Group are split in the same proportion and in the same manner, the Stock Split applies to both classes.

If stockholders approve the Certificate Amendment, each holder of Class A common stock or Class B common stock immediately prior to the Effective Time will become the record owner of four additional shares of Class A common stock or Class B common stock for each share of Class A common stock or Class B common stock then owned, respectively. No action by stockholders is required to receive the additional shares. If stockholders approve the Certificate Amendment, the total number of authorized shares of the Company’s capital stock will be 3,175,000,000, consisting of 50,000,000 shares of preferred stock, 2,500,000,000 shares of Class A common stock, and 625,000,000 shares of Class B common stock. The additional shares of Class A common stock and Class B common stock will have rights identical to the currently outstanding Class A common stock and Class B common stock, respectively. The Stock Split will not, by itself, change a stockholder’s proportionate equity interest in the Company or the relative voting power of the holders of Class A common stock and Class B common stock. All shares issued as a result of the Stock Split will be issued in book-entry form, either through the Direct Registration

System or as a credit to an existing account of a stockholder of record. Because the Stock Split is a five‑for‑one forward split, no fractional shares are expected to be issued.

If the Certificate Amendment is adopted, the amount of the Company’s Common Stock account as reflected in the Company’s consolidated financial statements will be increased to reflect the additional shares issued at a par value of $0.001 per share, and the amount of the additional paid‑in capital account will be reduced by the same amount, with no overall net effect on total stockholders’ equity. The Stock Split will not change the aggregate par value of the Company’s outstanding capital stock, the number of authorized shares of preferred stock, or the rights and preferences of the Class A common stock, the Class B common stock, or the preferred stock. The Stock Split is not expected to have any effect on the Company’s consolidated results of operations; however, the increase in the number of outstanding shares will proportionally reduce net income per share and other per‑share amounts.

In connection with the Stock Split, and pursuant to the anti-dilution adjustment provisions in the Company’s 2017 Omnibus Incentive Plan, as amended, the 2026 Omnibus Incentive Plan, if approved by stockholders, and the Carvana Co. Employee Stock Purchase Plan, proportionate adjustments will be made to the number of shares of Class A common stock that remain available for issuance pursuant to such plans, as well as to the outstanding awards under such plans. Specifically, the number of shares that remain available for issuance pursuant to such plans as well as the per-person annual award limits set forth in such plans will increase by a multiple of five, the number of shares subject to outstanding awards under such plans will increase by a multiple of five, and the exercise price per share of stock options granted under such plans will be divided by five.

Up-C Structure; Corresponding Split of LLC Units

Carvana Group's amended and restated LLC Agreement (the "LLC Agreement") provides for two classes of common ownership interests in Carvana Group, (i) Class A Units and (ii) Class B Units (together, the "LLC Units"). Carvana Co. is required, at all times, to maintain (i) a four-to-five ratio between the number of shares of Class A common stock issued and outstanding by Carvana Co. and the number of Class A Units owned by Carvana Co. and (ii) a four-to-five ratio between the number of shares of Class B common stock owned by the original holders of LLC Units prior to the Company's IPO (the "Original LLC Unitholders") and the number of Class A Units owned by the Original LLC Unitholders. Because the Fifth Amended and Restated Limited Liability Company Agreement of Carvana Group, as amended, requires that any split of the Class A common stock, Class B common stock, or other capital stock of the Company be accompanied by an identical split of the Class A Units, at or immediately prior to the Effective Time, the Company, in its capacity as the indirect manager of Carvana Group, will approve and implement a corresponding five‑for‑one split of the outstanding LLC Units, and make proportionate adjustments to any equity‑based awards or other rights referencing LLC Units or the exchange ratio, in each case pursuant to, and in accordance with, the LLC Agreement and related governing documents. Accordingly, immediately following the Stock Split and the corresponding split of the LLC Units, every four shares of Class B common stock will continue to be associated with five Class A Units, and every five Class A Units will remain exchangeable, together with the cancellation of four shares of Class B common stock, for four shares of Class A common stock (or cash, at the Company’s election), subject to further adjustment as provided in the applicable governing documents. The Company will take all actions necessary to effect the foregoing, and no action by the holders of LLC Units is required to effect the split of LLC Units described herein. If the Certificate Amendment is not filed and the Stock Split does not occur, the corresponding split of LLC Units will not occur.

Interests of Certain Persons in the Proposal

Our officers and directors have an interest in this proposal as a result of their ownership of shares of our Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” However, we do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any of our other stockholders.

Anti-Takeover Considerations

The additional shares of Common Stock that would become available for issuance if this Item 4 is approved could have an anti-takeover effect. The additional shares of Common Stock could be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or our management, subject to applicable law, the Company’s governing documents, stock exchange rules, and the Board’s fiduciary duties. Although this proposal to effect the Stock Split and increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any attempts directed at the Company), stockholders should be aware that approval of this Item 4 could facilitate future efforts by the Company to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

In addition, our Amended and Restated Certificate of Incorporation and our amended and restated bylaws include provisions that may have an anti-takeover effect. These provisions, among other things, permit the Board to issue preferred stock with rights senior to those of the Common Stock without any further vote or action by our stockholders and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.

Effective Date

If the Company’s stockholders approve the Certificate Amendment, the Company anticipates that each record holder of Class A common stock and Class B common stock as of the close of market on May 6, 2026 will receive four additional shares of Class A common stock or Class B common stock on May 7, 2026 (the payment date). Trading of the Class A common stock is expected to commence on a split-adjusted basis at the market open on May 8, 2026. However, the Board reserves the right to determine the exact timing of the Stock Split. Further, even if the Company’s stockholders approve the proposed amendment, the Board reserves the right to elect not to proceed with the Certificate Amendment if, at any time prior to filing the Certificate Amendment, the Board determines that it is no longer in the best interests of the Company and its stockholders.

The Board recommends that you vote “FOR” an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a five-for-one forward stock split of the Company's Class A common stock and Class B common stock and to proportionately increase the number of authorized shares of Class A common stock and Class B common stock.

ITEM 5 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026. Services provided to Carvana and its subsidiaries by Grant Thornton LLP for the year ended December 31, 2025 are described below and under “Audit Committee Report.”

FEES AND SERVICES

The following table summarizes the aggregate fees for professional audit services and other services rendered by Grant Thornton LLP for the years ended December 31, 2025 and 2024:

Services	2025	2024
Audit Fees	$2,522,398 (1)	$2,435,054 (1)
Audit-Related Fees	$134,380 (2)	$116,830 (2)
Tax Fees	$1,153,210 (3)	$447,445 (3)
All Other Fees	$74,200 (4)	$—

(1) Includes the aggregate fees for the audit of our annual consolidated financial statements and internal controls, and the reviews of each of our quarterly condensed consolidated financial statements. These fees also include procedures performed related to the Company's at-the-market stock offering in 2024.
(2) Includes the aggregate fees for the audit of the annual financial statements of the Carvana, LLC 401(k) plan and examination of management's assertion of compliance with certain servicing criteria in accordance with Regulation AB.
(3) Includes the aggregate fees for tax return preparation and other tax compliance and consulting services.
(4) Includes the aggregate fees for agreed upon procedures services.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Carvana management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The Audit Committee has adopted a policy that requires advance approval of all audit services and non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. The Audit Committee approved all services provided by Grant Thornton LLP in fiscal years 2024 and 2025.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, but given the audio-only nature of this Annual Meeting, they will not be available to respond to questions.

If Carvana’s stockholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Grant Thornton LLP as our independent registered public accounting firm if it is determined that it is in Carvana’s best interests to do so.

The Audit Committee and the Board recommend that you vote “FOR” the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of Carvana for the year ending December 31, 2026.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee is composed of four independent directors (as defined by the NYSE Listing Standards and Rule 10A-3 under the Exchange Act), met nine times in 2025, and operates under a written charter, which is posted on our website at investors.carvana.com/corporate-governance/governance-documents. As provided in the charter, the Audit Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, and the independence and performance of our internal audit function and independent registered public accounting firm) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee:

•reviewed and discussed the audited financial statements for the year ended December 31, 2025, with our management;
•discussed with our independent auditors, Grant Thornton LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP the independence of Grant Thornton LLP.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025.

Respectfully submitted by:

Ira Platt (Chair)
Gregory Sullivan
Michael Maroone
Neha Parikh

ITEM 6 - STOCKHOLDER PROPOSAL: INDEPENDENT BOARD CHAIRMAN

In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, other than formatting edits, we have set forth a stockholder proposal, along with a supporting statement, exactly as submitted by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278. Typographical errors have not been corrected and the Company is not responsible for any inaccuracies the stockholder proposal contains. John Chevedden has informed us that he is the beneficial owner of 10 shares of Carvana Co. Class A common stock. We expect Mr. Chevedden to present the proposal at the Annual Meeting, although if the proposal is not properly presented by or on behalf of the proponent, it will not be voted. The Board recommends that you vote "AGAINST" this stockholder proposal.

Item 6 - Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as soon as possible.

Selection of the Chairman of the Board the Board requires the separation of the offices of the Chairman of the Board and the Chief Executive Officer.

The Chairman of the Board shall be an Independent Director. A Lead Director shall not be a substitute for an independent Board Chairman.
The Board shall have the discretion to select an interim Chairman of the Board, who is not an Independent Director, to serve while the Board is seeking an Independent Chairman of the Board on an accelerated basis. This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition although it is better to adopt it now.

It is especially important to have an independent board chairman at a company like Carvana that has as much poor corporate governance as Carvana has. Carvana ranks 9 on overall corporate governance with 10 being the worst possible score. Carvana also ranks on the bottom at 10 on shareholder rights. Carvana directors are entrenched with 3-year terms and Carvana shareholders need much greater than a 50% vote to improve Carvana corporate governance. The Carvana bylaws are not even on the Carvana website.

An independent Board Chairman improves corporate governance by bringing impartiality, objective oversight, and external expertise to board decisions, mitigating conflicts of interest, enhancing transparency, and boosting investor confidence.

This detached perspective allows the chairman to focus on shareholder interests, strengthen management accountability, and provide critical checks and balances, ultimately contributing to the Company's long-term sustainability and credibility.

Please vote yes:
Independent Board Chairman - Item 6

Carvana's Response - Board Statement in Opposition of Stockholder Proposal

The Board and the Compensation and Nominating Committee have considered this proposal and concluded that it is unnecessary and not in the best interests of the Company's stockholders and, accordingly, unanimously recommend that stockholders vote "AGAINST" the proposal.

The Board believes it is essential to retain the flexibility to determine the leadership structure that best serves the Company and its stockholders at any given time. Carvana’s Corporate Governance Guidelines expressly provide that the Board may combine or separate the roles of chairman of the Board and CEO as it deems appropriate in light of prevailing circumstances and as part of its ongoing governance processes. The Board is best positioned to make this decision given their intimate knowledge of the Company's leadership team, annual evaluation of Board and committee composition and performance, and the Company's strategic goals and opportunities. A prescriptive, permanent requirement to separate these roles and to mandate an independent chairman would unnecessarily constrain the Board’s exercise of its fiduciary duties and could deprive the Company and its stockholders of the benefits of unified leadership where that structure is warranted.

Additionally, the Board’s appointment of an independent Lead Director provides an effective balance and strong accountability. The Board designated Michael Maroone as the independent Lead Director, whose responsibilities are robust and designed to ensure effective independent oversight. Among other duties, the Lead Director collaborates with the chairman to review and set Board agendas and meeting schedules, presides at executive sessions of independent directors, serves as a liaison between the chairman and the independent directors as needed, and has access to outside legal counsel with authority to retain independent advisors at the Company’s expense. These responsibilities, together with the Board’s fully independent Audit and Compensation and Nominating Committees and regular executive sessions of independent members of the Board, provide strong checks and balances, making a mandated independent chairman unnecessary.

The Board recommends that you vote “AGAINST," Item 6, stockholder proposal on independent Board chairman.

OTHER MATTERS

As of the date of this Proxy Statement, we do not know of any matters to be presented at the Annual Meeting other than those described herein. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

INCORPORATION BY REFERENCE

The “Audit Committee Report” and the "Compensation and Nominating Committee Report" included in this Proxy Statement shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information on these websites is not part of this document.

AVAILABILITY OF SEC FILINGS, CODE OF CONDUCT, AND COMMITTEE CHARTERS

Copies of our reports on Forms 10-K, 10-Q, 8-K, all amendments to those reports filed with the SEC, our code of business conduct, Corporate Governance Guidelines, the charters of the Audit Committee and Compensation and Nominating Committee, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, investors.carvana.com. Copies of this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2025 may be requested in print, at no cost, by email at investors@carvana.com or by mail to Carvana Co., 300 E. Rio Salado Pkwy, Tempe, AZ 85281, Attention: Investor Relations. Copies of any exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025 will be forwarded upon written request, subject to a reasonable charge for copying and mailing.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly, and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the internet at www.sec.gov. These filings are also available on our corporate website at investors.carvana.com. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this Proxy Statement.

COST OF PROXY SOLICITATION

Carvana is paying the expenses of this solicitation. Carvana will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and Carvana will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers, and other employees of Carvana may solicit proxies in person or by telephone, facsimile, email, or other similar means.

ANNEX A

CARVANA CO.
2026 OMNIBUS INCENTIVE PLAN

ARTICLE I
ESTABLISHMENT; PURPOSE; EFFECTIVE DATE; EXPIRATION DATE
Carvana Co., a Delaware corporation (the “Company”), hereby establishes the Carvana Co. 2026 Omnibus Incentive Plan (the “Plan”). The Plan will supersede and replace the Company’s 2017 Omnibus Incentive Plan, as amended (the “2017 Plan”). No Awards (as defined below) will be made pursuant to the 2017 Plan on or after the Effective Date (as defined below); provided that the 2017 Plan shall remain in effect until all Awards granted under the 2017 Plan have been exercised, forfeited, canceled, or have otherwise expired or terminated in accordance with the terms of such Awards.
The purpose of this Carvana Co. 2026 Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals (as defined below) cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.
The Plan shall become effective on the date it is approved by the stockholders at the Company’s 2026 Annual Meeting of Stockholders (the “Effective Date”).
No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards granted prior to such tenth anniversary may extend beyond that date.

ARTICLE II
DEFINITIONS
For purposes of the Plan, the following terms shall have the following meanings:
2.1“Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.
2.2“Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written Award Agreement executed (or accepted electronically) by the Company and the Participant.
2.3“Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.
2.4“Board” means the Board of Directors of the Company.
2.5“Cause” has the meaning set forth in 6.4(h).
2.6“Change in Control” has the meaning set forth in 11.2.

2.7“Change in Control Price” has the meaning set forth in Section 11.1.
2.8“Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation and other official guidance or regulations promulgated thereunder.
2.9“Committee” means, with respect to Non-Employee Directors, the Board, and with respect to any other Eligible Individuals, the Compensation and Nominating Committee or any committee of the Board duly authorized by the Board to administer the Plan. All references in the Plan to the “Committee” shall be, as applicable, to the Board or the Committee.
2.10“Common Stock” means the shares of Class A common stock, $0.001 par value per share, of the Company.
2.11“Company” means Carvana Co., a Delaware corporation, and its successors by operation of law.
2.12“Consultant” means any natural person who is an advisor or consultant to the Company or its Affiliates.
2.13“Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.
2.14“Effective Date” means the effective date of the Plan as defined in Article I.
2.15“Eligible Employees” means each employee of the Company or an Affiliate.
2.16“Eligible Individual” means an Eligible Employee, Non-Employee Director or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.
2.17“Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.18“Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded; or (b) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if such date is not a trading day on which the applicable market is open, the next day that it is open.
2.19“Family Member” means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.
2.20“Garcia Parties” means each of Ernest C. Garcia, II, Ernest C. Garcia, III, and each of the entities controlled by one or both of them, including trusts over which one or both of them exercise investment control.
2.21“Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parents (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
2.22“Lead Underwriter” has the meaning set forth in Section 14.19.
2.23“Lock-Up Period” has the meaning set forth in Section 14.19.

2.24“Non-Employee Director” means a director or a member of the Board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.
2.25“Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.
2.26“Non-Tandem Stock Appreciation Right” means the right to receive an amount in cash and/or stock equal to the difference between: (x) the Fair Market Value of a share of Common Stock on the date such right is exercised; and (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.
2.27“Other Cash-Based Award” means an Award granted pursuant to Section 10.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.
2.28“Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.
2.29“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.
2.30“Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.
2.31“Performance Award” means an Award granted to a Participant pursuant to Article IX hereof contingent upon achieving certain Performance Goals.
2.32“Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable.
2.33“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.
2.34“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.
2.35“Plan” means this Carvana Co. 2026 Omnibus Incentive Plan, as amended from time to time.
2.36“Proceeding” has the meaning set forth in Section 14.8.
2.37“Reference Stock Option” has the meaning set forth in Section 7.1.
2.38“Reorganization” has the meaning set forth in Section 4.2(b)(ii).
2.39“Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article VIII.
2.40“Restriction Period” has the meaning set forth in Section 8.3(a) with respect to Restricted Stock.
2.41“Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.
2.42“Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.
2.43“Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.44“Stock Appreciation Right” means the right pursuant to an Award granted under Article VII.
2.45“Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals granted pursuant to Article VI.
2.46“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.47“Tandem Stock Appreciation Right” means the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or stock equal to the difference between: (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof); and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).
2.48“Ten Percent Stockholder” means a Person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.
2.49“Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.
2.50“Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of such Consultant’s consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.
2.51“Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, such Non-Employee Director’s ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.
2.52“Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of such Eligible Employee’s employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.
2.53“Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III
ADMINISTRATION
3.1The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee shall qualify as: (a) a “non-employee director” under Rule 16b-3; and (b) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals: (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock Awards; (iv) Performance Awards; (v) Other Stock-Based Awards; and (vi) Other Cash-Based Awards. In particular, the Committee shall have the authority:
(a)to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;
(b)to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;
(c)to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
(d)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);
(e)to pause vesting or otherwise adjust the vesting schedule for any Eligible Individual that commences work on a part-time basis or goes on a leave of absence as determined by the Committee, in its sole discretion;
(f)to determine the amount of cash to be covered by each Award granted hereunder;
(g)to determine whether, to what extent and under what circumstances grants of Stock Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;
(h)to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.4(d);
(i)to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;
(j)to impose a “blackout” period during which Stock Options may not be exercised;
(k)to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares of Common Stock acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award; and
(l)to modify, extend or renew an Award, subject to Article XII and Section 6.4(l).
3.3Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for Persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.
3.4Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.
3.6Designation of Consultants/Liability.
(a)The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee. In the event of any designation of authority hereunder, subject to applicable law, applicable stock exchange rules and any limitations imposed by the Committee in connection with such designation, such designee or designees shall have the power and authority to take such actions, exercise such powers and make such determinations that are otherwise specifically designated to the Committee hereunder.
(b)The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any Person designated pursuant to Section 3.6(a) shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.
3.7Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such Person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under the Plan.

ARTICLE IV
SHARE LIMITATION
4.1Shares.
(a)Notwithstanding anything to the contrary in this Section 4.1(a), the aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan (the “Share Reserve”) shall equal the total number of shares of Common Stock that remain available for new award grants under the 2017 Plan immediately prior to the Effective Date. As of the Effective Date, the share reserve under the 2017 Plan shall be reduced to zero, and no further awards shall be granted under the 2017 Plan. For the avoidance of doubt, the Share Reserve established pursuant to this paragraph shall be subject to adjustment in accordance with Section 4.2. For clarity, shares of Common Stock subject to awards granted under the 2017 Plan that, after the Effective Date, expire, are forfeited, or are otherwise terminated without the issuance of such shares shall again become available for issuance under this Plan, except to the extent expressly provided by the

Committee at the time of such expiration, forfeiture, or termination and only if such recycling would not require stockholder approval under applicable exchange rules. The Share Reserve will automatically increase on January 1 of each year, for ten years, commencing on January 1, 2027, in an amount equal to two percent of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, provided that the Committee may act prior to January 1 of a given year to provide that there will be no January 1 increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a smaller number of shares of Common Stock than would otherwise occur pursuant to this sentence. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be equal to the Share Reserve. With respect to Stock Appreciation Rights settled in Common Stock, upon settlement, only the number of shares of Common Stock delivered to a Participant (based on the difference between the Fair Market Value of the shares of Common Stock subject to such Stock Appreciation Right on the date such Stock Appreciation Right is exercised and the exercise price of each Stock Appreciation Right on the date such Stock Appreciation Right was awarded) shall count against the aggregate and individual share limitations set forth under Sections 4.1(a) and 4.1(b). If any Option, Stock Appreciation Right or Other Stock-Based Awards granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for Awards under the Plan. If any shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock awarded under the Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock shall again be available for purposes of Awards under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under the Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations.
(b)The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted under the Plan to any individual Non-Employee Director in any fiscal year of the Company (excluding Awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers and any stock dividends payable in respect of outstanding Awards), plus the aggregate amount of all cash payments made to such non-employee director for services rendered as a director for the same fiscal year of the Company, shall not exceed $750,000 (the “Annual Director Compensation Limit”).
4.2Changes.
(a)The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board, the Committee or the stockholders of the Company to make or authorize: (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company or any Affiliate; (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock; (iv) the dissolution or liquidation of the Company or any Affiliate; (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate; or (vi) any other corporate act or proceeding.
(b)Subject to the provisions of Section 11.1:
(i)If the Company at any time subdivides (by any split, recapitalization or otherwise) the outstanding Common Stock into a greater number of shares of Common Stock (a “Stock Split”), or combines (by reverse split, combination or otherwise) its outstanding Common Stock into a lesser number of shares of Common Stock (a “Reverse Stock Split”), then the Committee shall make equitable and proportionate adjustments, effective as of the applicable record date (or if none, the effective date) of such event, to prevent dilution or enlargement of the rights of Participants as follows:
(A)The number of shares of Common Stock subject to each outstanding Award shall be increased or decreased proportionately, and, for Awards with a per-share exercise price or base price (including Options and Stock Appreciation Rights), the per-share exercise price or base price shall be decreased or increased, respectively, proportionately, such that the aggregate intrinsic value immediately before and immediately after the adjustment, to the extent practicable, remains the same.
(B)The Share Reserve under Section 4.1(a), the Incentive Stock Option limit under Section 4.1(a), and any other Plan or Award limits stated in shares shall be adjusted proportionately.

(C)For Awards denominated in shares or units but not yet settled or issued (including Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards), the number of shares or units shall be adjusted proportionately. Any restrictions, vesting schedules, performance goals, and other terms shall continue to apply to the adjusted number of shares or units.
(D)Outstanding rights to dividend equivalents or similar rights credited with respect to Awards shall be adjusted proportionately to reflect the Stock Split or Reverse Stock Split and shall be paid or accrued only to the extent provided under the applicable Award following such adjustment.
(E)No fractional shares shall be issued as a result of any adjustment under this Section 4.2(b)(i). Fractional interests shall be handled in accordance with Section 4.2(b)(v).
(F)Adjustments under this Section 4.2(b)(i) shall be made in good faith by the Committee in a manner intended to comply with Section 409A of the Code and Treasury Regulation § 1.424-1 (and any amendments thereto), to the extent applicable.
(ii)Excepting transactions covered by Section 4.2(b)(i), if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding shares of Common Stock are converted into the right to receive (or the holders of Common Stock are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity (each, a “Reorganization”), then, subject to the provisions of Section 11.1, (A) the aggregate number or kind of securities that thereafter may be issued under the Plan, (B) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under the Plan (including as a result of the assumption of the Plan and the obligations hereunder by a successor entity, as applicable), or (C) the purchase price thereof, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.
(iii)If there shall occur any change in the capital structure of the Company other than those covered by Section 4.2(b)(i) or 4.2(b)(ii), including by reason of any extraordinary dividend (whether cash or equity), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company, then the Committee may adjust any Award and make such other adjustments to the Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.
(iv)Any such adjustment determined by the Committee pursuant to this Section 4.2(b) shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Any adjustment to, or assumption or substitution of, an Award under this Section 4.2(b) shall be intended to comply with the requirements of Section 409A of the Code and Treasury Regulation Section 1.424-1 (and any amendments thereto), to the extent applicable. Except as expressly provided in this Section 4.2 or in the applicable Award Agreement, a Participant shall have no additional rights under the Plan by reason of any transaction or event described in this Section 4.2.
(v)Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or this Section 4.2(b) shall be aggregated until, and eliminated at, the time of exercise or payment by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be required with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.
4.3Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V
ELIGIBILITY
5.1General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.
5.2Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.
5.3General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.

ARTICLE VI
STOCK OPTIONS
6.1Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option; or (b) a Non-Qualified Stock Option.
6.2Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.
6.3Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.
6.4Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
(a)Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the date of grant.
(b)Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than ten years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.
(c)Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.4, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.
(d)Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the

Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; (iii) having the Company withhold shares of Common Stock issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Common Stock owned by the Participant, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee; or (iv) on such other terms and conditions as may be acceptable to the Committee. No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.
(e)Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence: (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution; and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.
(f)Termination by Death or Disability. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the event of a Participant’s Termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.
(g)Involuntary Termination Without Cause or Voluntary Resignation. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination by the Company without Cause or is voluntary (other than a voluntary termination described in Section 6.4(h)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.
(h)Termination for Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 6.4(g)) after the occurrence of an act or omission that constitutes Cause, all Stock Options, whether vested or unvested, held by such Participant shall automatically terminate and expire as of the date of such Termination. Unless otherwise specifically set forth in the Award Agreement, or, where applicable, any employment, consultancy, or change in control agreement, “Termination for Cause” shall mean a termination of employment or other service resulting from any of the following acts or omissions of the Participant, as determined in good faith by the Committee (or its delegate) after reasonable investigation and, where practicable, after the Participant has been given written notice reasonably describing the specific facts and circumstances and a reasonable opportunity, of not less than ten (10) and not more than thirty (30) days, to cure any event that the Committee reasonably determines can be cured:
(i)Insubordination or refusal to perform the Participant’s duties or responsibilities for any reason other than Disability;

(ii)Repeated or material violation of Company policy;
(iii)Materially unsatisfactory performance of the Participant’s duties for the Company or an Affiliate;
(iv)Breach of any written agreement with, or violation of any duty owed to, the Company or its Affiliates, including obligations relating to confidentiality, invention assignment, non-competition, or non-solicitation;
(v)Any dishonesty, fraud, act of moral turpitude, or any felony that in the judgment of the Committee has caused or is reasonably expected likely to cause harm to the Company or its Affiliates;
(vi)Any violation of law, rule, or regulation applicable to the Company’s business that, in the judgment of the Committee, has resulted in or is reasonably expected to result in harm to the Company or its affiliates;
(vii)Any other act or omission by the Participant that the Committee, in its reasonable judgment, determines constitutes cause for termination under the circumstances.
Notwithstanding the foregoing, if any Agreement between the Participant and the Company or an affiliate contains its own definition of “cause” that becomes operative only upon a change in control, that definition will apply solely following the consummation of such change in control. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law or the Company’s governing documents.
(i)Unvested Stock Options. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.
(j)Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.
(k)Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may: (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided further that such action does not subject the Stock Options to Section 409A of the Code without the consent of the Participant); and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing and except in connection with a corporate transaction involving the Company in accordance with Section 4.2 (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split up, spin off, combination or exchanges of shares), an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.
(l)Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14.4. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VII
STOCK APPRECIATION RIGHTS
7.1Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.
7.2Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:
(a)Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.
(b)Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until, and then only to the extent that the exercise or termination of the Reference Stock Option causes, the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.
(c)Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.4(c).
(d)Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent that the related Tandem Stock Appreciation Rights have been exercised.
(e)Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares of Common Stock in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.
(f)Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.
(g)Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.4(e) of the Plan.
7.3Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan.
7.4Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:
(a)Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.
(b)Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than ten years after the date the right is granted.
(c)Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 7.4, Non-Tandem Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.
(d)Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.4(c), Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.
(e)Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the Fair Market Value of one share of Common Stock on the date that the right was awarded to the Participant.
(f)Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason, Non-Tandem Stock Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 6.4(f) through 6.4(j).
(g)Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.
7.5Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award Agreement, the Participant shall receive in cash and/or Common Stock, as determined by the Committee, an amount equal to the amount: (i) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights; or (ii) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights.
7.6Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of its term if the Participant has not exercised the Stock Appreciation Right as of such date, and the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Right exceeds the applicable exercise price or base price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 14.4. Stock Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VIII
RESTRICTED STOCK
8.1Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.
The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including the Performance Goals) or such other factors as the Committee may determine in its sole discretion.
8.2Awards and Certificates. Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:
(a)Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.
(b)Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.
(c)Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Carvana Co. (the “Company”) 2026 Omnibus Incentive Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company dated _________________. Copies of such Plan and Agreement are on file at the principal office of the Company.”
(d)Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.
8.3Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:
(a)Restriction Period.
(i)The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of Performance Goals pursuant to Section 8.3(a)(ii) and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.
(ii)If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.
(b)Rights as a Stockholder. Except as provided in Section 8.3(a) and this Section 8.3(b) or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to receive dividends, the right to vote such shares, and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.
(c)Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.
(d)Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.
(e)Stock Splits; Reverse Stock Splits. In the event of a Stock Split or Reverse Stock Split, any additional or fewer shares of Common Stock issued or outstanding by reason of such event with respect to Restricted Stock shall be deemed ‘Restricted Stock’ for purposes of the Award and shall remain subject to the same restrictions, terms, and conditions (including vesting, forfeiture, and limitations on transfer) as apply to the shares of Restricted Stock to which they relate, in each case subject to adjustment under Section 4.2(b)(i).

ARTICLE IX
PERFORMANCE AWARDS
9.1Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals. If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article VIII. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as determined by the Committee, in its sole and absolute discretion. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.
9.2Terms and Conditions. Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:
(a)Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals are achieved and the percentage of each Performance Award that has been earned.
(b)Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.
(c)Dividends. Unless otherwise determined by the Committee at the time of grant, amounts equal to dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Award will not be paid to the Participant.
(d)Payment. Following the Committee’s determination in accordance with Section 9.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned

Performance Awards and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.
(e)Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.
(f)Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award.

ARTICLE X
OTHER STOCK-BASED AND CASH-BASED AWARDS
10.1Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.
Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.
The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion.
10.2Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:
(a)Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.
(b)Dividends. Subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents in respect of the number of shares of Common Stock covered by the Award unless and until the underlying Award is vested or earned.
(c)Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.
(d)Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.
10.3Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

ARTICLE XI
CHANGE IN CONTROL PROVISIONS
11.1Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Award shall not vest automatically and a Participant’s Award shall be treated in accordance with one or more of the following methods as determined by the Committee:
(a)Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).
(b)The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes hereof, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.
(c)The Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options, Stock Appreciation Rights, or any Other Stock-Based Award that provides for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.
(d)The Committee may, in its sole discretion, make any other determination as to the treatment of Awards in connection with such Change in Control as the Committee may determine. The treatment of Awards need not be the same for all Participants. Any escrow, holdback, earnout or similar provisions in the definitive agreement relating to such transaction may apply to any payment to the holders of Awards to the same extent and in the same manner as such provisions apply to the holders of shares of Common Stock.
(e)Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.
11.2Change in Control. Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, a “Change in Control” shall be deemed to occur if:
(a)any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, the Garcia Parties, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;
(b)during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least two-thirds of the Incumbent Directors will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case other than the Board;
(c)consummation of a reorganization, merger, consolidation or other business combination (any of the foregoing, a “Business Combination”) of the Company or any direct or indirect subsidiary of the Company with any other corporation, in any case with respect to which the Company voting securities outstanding immediately prior to such Business Combination do not, immediately following such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the Company or any ultimate parent thereof) more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the Company (or its successor) or any ultimate parent thereof after the Business Combination; or
(d)a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.
Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

ARTICLE XII
TERMINATION OR AMENDMENT OF PLAN
Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b) (except by operation of Section 4.2); (iii) change the classification of individuals eligible to receive Awards under the Plan; (iv) decrease the minimum option price of any Stock Option or Stock Appreciation Right; (v) extend the maximum option period under Section 6.4; or (vi) cancel any Stock Option or Stock Appreciation Right and replace it with a new award having a lower exercise price than the original award. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law including Section 409A of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE XIII
UNFUNDED STATUS OF PLAN
The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

ARTICLE XIV
GENERAL PROVISIONS
14.1Legend. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares of Common Stock without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
14.2Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
14.3No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.
14.4Withholding of Taxes. Notwithstanding anything in any Award Agreement to the contrary, the Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of up to the maximum statutory amount, in the applicable jurisdiction, to satisfy any federal, state or local taxes required to be withheld with respect to an Award. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. To the extent that alternative methods of withholding are available under applicable tax laws, the Committee shall have the power to choose among such methods (including, without limitation, allowing a Participant to satisfy his or her withholding obligation by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned, or through a broker-assisted “sell to cover” of a portion of the shares otherwise deliverable, with the proceeds remitted to the Company to satisfy the required withholding). The Participant hereby authorizes the Company, the Committee, and their designees (including any broker) to effect any such sale and to remit the proceeds directly to the Company to satisfy the applicable withholding obligations.
14.5No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such Person.
14.6Other Requirements. The obligation of the Company to make payment of awards in Common Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Common Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall impose such restrictions on any Award as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of the New York Stock Exchange (or any other exchange upon which the Common Stock is then listed), quoted or traded and under any blue sky or state securities laws applicable to such Award.
14.7Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).
14.8Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally: (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court; (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same; (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement; (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel; and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.
14.9Construction. Wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.
14.10Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
14.11Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.
14.12No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.
14.13Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.
14.14Section 16(b) of the Exchange Act. All elections and transactions under the Plan by Persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.15Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.
14.16Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.
14.17Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.
14.18Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent Person or other Person incapable of receipt thereof shall be deemed paid when paid to such Person’s guardian or to the party providing or reasonably appearing to provide for the care of such Person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.
14.19Lock-Up Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any future public offering of Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-Up Period.
14.20Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
14.21Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant including, without limitation, under the Company’s Clawback Policy, effective as of July 25, 2023, as amended from time to time, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

ANNEX B

FORM OF CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CARVANA CO.
(a Delaware corporation)
* * * *
Adopted in accordance with the provisions of §242 of the
General Corporation Law of the State of Delaware
* * * *
Paul Breaux, being the Vice President, General Counsel and Secretary of Carvana Co., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: This Certificate of Amendment amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on April 27, 2017.

SECOND: Article Four of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and replaced to read in its entirety as follows:

"ARTICLE FOUR
Section 1. Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 3,175,000,000 shares, consisting of:

1. 50,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”);

2. 2,500,000,000 shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”); and

3. 625,000,000 shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”).

The Preferred Stock and the Common Stock shall have the designations, rights, powers and preferences and the qualifications, restrictions and limitations thereof, if any, set forth below.

Effective immediately upon the filing and effectiveness of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (this "Certificate of Amendment") with the Secretary of State of the State of Delaware (the "Effective Time”), (i) every one (1) share of Class A Common Stock issued as of immediately prior to the Effective Time shall automatically, without any further action by the Corporation or the stockholders thereof, be automatically subdivided and reclassified into five (5) validly issued, fully-paid and nonassessable shares of Class A Common Stock outstanding and (ii) every one (1) share of Class B Common Stock issued as of immediately prior to the Effective Time shall automatically, without any further action by the Corporation or the stockholders thereof, be automatically subdivided and reclassified into five (5) validly issued, fully-paid and nonassessable shares of Class B Common Stock outstanding (the “Forward Stock Split”). Each certificate that immediately prior to the filing and effectiveness of this Certificate of Amendment represented shares of Class A Common Stock or Class B Common Stock shall thereafter, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Class A Common Stock or Class B Common Stock, as applicable, represented by such certificate after adjusting for the effectiveness of the Forward Stock Split.”

THIRD: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: All other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be duly executed by a duly authorized officer of the Corporation on this [●] day of May 2026.

CARVANA CO.
By:
Name:	Paul Breaux
Title:	General Counsel and Secretary

ANNEX C

NON-GAAP FINANCIAL MEASURES

To supplement the consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we also present the following non-GAAP measures: Adjusted EBITDA and Adjusted EBITDA margin.

Adjusted EBITDA and Adjusted EBITDA margin are supplemental measures of operating performance that do not represent and should not be considered an alternative to net income (loss) as determined by GAAP.

Adjusted EBITDA is defined as net income (loss) plus (minus) income tax (benefit) provision, interest expense, net, other operating expense, net, other (income) expense, net, depreciation and amortization expense in cost of sales and SG&A expenses, share-based compensation expense in cost of sales and SG&A expenses, goodwill impairment, loss (gain) on debt extinguishment, and restructuring expense, minus revenue related to our Warrants. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of total revenues.

We use these non-GAAP measures to measure the operating performance of our business as a whole and relative to our total revenues and retail vehicle unit sales. We believe that these metrics are useful measures to us and to our investors because they exclude certain financial, capital structure, and non-cash items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations, in part because they may vary widely across time and within our industry independent of the performance of our core operations. We believe that excluding these items enables us to more effectively evaluate our performance period-over-period and relative to our competitors. Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures provided by other companies due to potential differences in methods of calculations.

Reconciliations of Adjusted EBITDA to net income (loss), which is the most directly comparable GAAP measure, and calculations of Adjusted EBITDA margin are as follows:

	For the Years Ended December 31,
(dollars in millions, except per unit amounts)	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Net income (loss)	$(15)	$(37)	$(93)	$(164)	$(255)	$(365)	$(462)	$(287)	$(2,894)	$150	$404	$1,895
Income tax (benefit) provision	—	—	—	—	—	—	—	1	1	25	(4)	(2,785)
Interest expense, net	—	1	4	8	25	81	131	176	486	632	651	505
Other operating expense, net	—	—	—	1	1	3	10	9	14	8	12	3
Other (income) expense, net	—	—	—	—	—	1	(11)	(3)	56	(9)	(73)	2,250
Depreciation and amortization expense in cost of sales	—	—	—	—	—	—	10	24	114	169	140	111
Depreciation and amortization expense in SG&A	2	3	4	11	24	41	74	105	200	183	165	164
Share-based compensation expense in cost of sales	—	—	—	—	4	5	1	—	16	—	1	3
Share-based compensation expense in SG&A	—	1	1	6	21	30	25	39	69	73	91	96
Goodwill impairment	—	—	—	—	—	—	—	—	847	—	—	—
Warrant revenue	—	—	—	—	—	—	—	—	(7)	(21)	(21)	(21)
Loss (Gain) on debt extinguishment	—	—	—	—	—	—	—	—	—	(878)	12	16
Restructuring expense (1)	—	—	—	—	—	—	—	—	57	7	—	—
Adjusted EBITDA	$(13)	$(32)	$(84)	$(138)	$(180)	$(204)	$(222)	$64	$(1,041)	$339	$1,378	$2,237

Total revenues	$42	$130	$365	$859	$1,955	$3,940	$5,587	$12,814	$13,604	$10,771	$13,673	$20,322
Net income (loss) margin	(36.6)%	(28.2)%	(25.5)%	(19.1)%	(13.0)%	(9.3)%	(8.3)%	(2.2)%	(21.3)%	1.4%	3.0%	9.3%
Adjusted EBITDA margin	(31.0)%	(24.6)%	(23.0)%	(16.1)%	(9.2)%	(5.2)%	(4.0)%	0.5%	(7.7)%	3.1%	10.1%	11.0%

(1) Restructuring includes costs related to our May 2022 and November 2022 reductions in force, as well as lease termination and other restructuring expenses.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V86303-P41325 &#9; Nominees: 3.&#9; To approve the Carvana Co. 2026 Omnibus Incentive Plan. 2.&#9; To approve, by an advisory vote, of the compensation of our named executive officers, as disclosed in the Proxy Statement. 5.&#9; To ratify the appointment of Grant Thornton LLP as Carvana’s independent registered public accounting firm for the year ending December 31, 2026. 4.&#9; To amend the Company's Amended and Restated Certificate of Incorporation to effect a five-for-one forward stock split of our Class A common stock and Class B common stock and to proportionately increase the number of authorized shares of Class A common stock and Class B common stock. 6.&#9; To vote upon one stockholder proposal, as described in the Proxy Statement. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1.&#9; Election of Directors Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1a.&#9; Michael Maroone 1b.&#9; Neha Parikh For Withhold For Against Abstain For Against Abstain !! !! ! !! ! !! ! !! CARVANA CO. The Board of Directors recommends you vote FOR the following proposals: The Board of Directors recommends you vote AGAINST the following proposal: CARVANA CO. 300 E. RIO SALADO PARKWAY TEMPE, AZ 85281 ! !! ! !! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CVNA2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. V86304-P41325 CARVANA CO. ANNUAL MEETING OF STOCKHOLDERS MAY 5, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Paul Breaux and Sarah Wolf Reust, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Carvana Co. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/CVNA2026 at 2:30 p.m., Pacific Daylight Time on Tuesday, May 5, 2026, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3, 4, AND 5, AND AGAINST PROPOSAL 6. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE